SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
RETROPHIN, INC.
(Name of Registrant as Specified In Its Charter)
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RETROPHIN, INC.
3721 Valley Centre Drive, Suite 200
San Diego, CA 92130
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 17, 2017
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Retrophin, Inc., a Delaware corporation (the “Company”). The meeting will be held on May 17, 2017 at 8:00 a.m., local time, at the Company’s corporate headquarters located at 3721 Valley Centre Drive, Suite 200, San Diego, California 92130, for the following purposes:

1.	To elect the eight nominees for director named herein to the Board of Directors to serve for a term of one year;

2.	To approve our 2015 Equity Incentive Plan, as amended, to, among other items, increase the number of shares of common stock reserved for issuance thereunder by 1,800,000;

3.	To approve our 2017 Employee Stock Purchase Plan;

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

5.
To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017; and

6.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 17, 2017 at 8:00 a.m., local time
At the Company's corporate headquarters located at 3721 Valley Centre Drive, Suite 200, San Diego, CA 92130
The Proxy Statement and our 2017 Annual Report to Stockholders are available at:
http://www.viewproxy.com/retrophin/2017
The record date for the Annual Meeting is March 20, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Elizabeth E. Reed
Elizabeth E. Reed
General Counsel and Secretary
San Diego, California
April 13, 2017
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the internet or using a telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

RETROPHIN, INC.
3721 Valley Centre Drive, Suite 200
San Diego CA 92130
PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 17, 2017
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Retrophin, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Retrophin”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or vote over the internet or using a telephone as instructed in these materials.
We intend to mail these proxy materials on or about April 13, 2017 to all shareholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The meeting will be held on Wednesday, May 17, 2017 at 8:00 a.m., local time, at the Company’s corporate headquarters located at 3721 Valley Centre Drive, Suite 200, San Diego, California 92130. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 20, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 38,150,173 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on March 20, 2017 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote over the internet or using a telephone as instructed in these materials, to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 20, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are five matters scheduled for a vote:

•	election of the eight nominees for director named herein to the Board of Directors to serve for a term of one year;

•	approval of our 2015 Equity Incentive Plan, as amended, to, among other items, increase the number of shares of common stock reserved for issuance thereunder by 1,800,000;

•	approval of our 2017 Employee Stock Purchase Plan;

•	approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

•
ratification of the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposals 2, 3, 4 and 5 you may vote “For” or “Against” or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card, or vote over the internet or using a telephone as instructed in these materials. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the enclosed proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote by telephone, dial toll-free 1 (866) 804-9616 using a touch-tone phone and follow the instructions. Have your proxy card available when you call. Your vote must be received by 11:59 p.m. Eastern Time on May 16, 2017 to be counted.

•
To vote through the internet, go to www.AALvote.com /RTRX to complete an electronic proxy card. Have your proxy card available when you access the website. Your vote must be received by 11:59 p.m. Eastern Time on May 16, 2017 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 20, 2017.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether The Nasdaq Stock Market (“Nasdaq”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the Nasdaq Listing Rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, 3 or 4, without your instructions, but may vote your shares on Proposal 5.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all eight nominees for director, “For” approval of our 2015 Equity Incentive Plan, as amended, to, among other items, increase the number of shares of common stock reserved for issuance thereunder by 1,800,000, "For" the approval of our 2017 Employee Stock Purchase Plan, "For" the approval of the compensation of our named executive officers as disclosed in this proxy statement, and “For” ratification of selection by the Audit Committee of the Board of Directors of BDO USA, LLP as independent registered public accounting firm of the Company for its fiscal year ending 2017. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
In addition, we have retained Alliance Advisors to assist in the solicitation. We will pay Alliance Advisors approximately $7,500 plus out-of-pocket expenses, for its assistance.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the internet or over the telephone.

•	You may send a timely written notice that you are revoking your proxy to the attention of the Secretary of Retrophin, Inc. at 3721 Valley Centre Drive, Suite 200, San Diego, California 92130.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 14, 2017 to the attention of the Secretary of Retrophin, Inc. at 3721 Valley Centre Drive, Suite 200, San Diego, California 92130.
If you wish to submit a proposal (including a director nomination) at the 2018 meeting that is not to be included in the 2018 proxy materials, your written request must be received by the Secretary of Retrophin between January 17, 2018 and February 16, 2018. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and

“Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposals 2, 3, 4 and 5 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by Nasdaq to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?

•
For Proposal 1, the election of directors, the eight nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withhold” will affect the outcome. Broker non-votes will have no effect.

•
To be approved, Proposal 2 approving our 2015 Equity Incentive Plan, as amended, to, among other items, increase the number of shares of common stock reserved for issuance thereunder by 1,800,000, requires a “For” vote from at least a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
To be approved, Proposal 3, requires a “For” vote from at least a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
Proposal 4, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
To be approved, Proposal 5 ratifying the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017 must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 38,150,173 shares outstanding and entitled to vote. Thus, the holders of 19,075,087 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 1, 2017 by: (i) each director and director nominee, (ii) each named executive officer, (iii) each person known by us to beneficially own more than 5% of all outstanding shares of our common stock, and (iv) all executive officers and directors of the Company as a group. The table is based upon information supplied by our executive officers and directors and a review of Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.
Applicable percentages are based on 38,113,749 shares outstanding on March 1, 2017, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options, warrants or other convertible securities that are either immediately exercisable or exercisable on or before April 30, 2017, which is 60 days after March 1, 2017. These shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The address for each person or entity listed in the table is c/o Retrophin, Inc., 3721 Valley Centre Drive, Suite 200, San Diego, California 92130.

5% or greater stockholders	Number of shares beneficially owed	Percentage of shares beneficially owned
Scopia Capital Management LP (1)	5,089,634	13.36%
Broadfin Capital, LLC (2)	3,491,494	9.16%
Blackrock, Inc. (3)	2,830,697	7.43%
Consonance Capital Management LP (4)	2,772,156	7.27%
Prudential Financial, Inc. (5)	2,191,213	5.75%
Directors and named executive officers
Stephen Aselage (6)	680,334	1.77%
Laura Clague (7)	125,000	*
Neil McFarlane (8)	-	*
Jeffrey Meckler (9)	89,334	*
Cornelius Golding (10)	65,084	*
Gary Lyons (11)	59,334	*
Timothy Coughlin (12)	46,000	*
John Kozarich (13)	46,000	*
Dr. Roy Baynes (14)	4,000	*
John A. Orwin (15)	-	*
Ron Squarer (16)	-	*
Margaret Valeur Jensen (17)	125,000	*
Alvin Shih (18)	111,254	*
All current executive officers and directors as a group (13 persons)(19)	1,115,086	2.87%
_______________________

*	Represents beneficial ownership of less than one percent.
(1)
All securities are directly held by advisory clients of Scopia Capital Management LP. With the exception of Scopia Windmill Fund LP and Scopia Health Care International Master Fund LP, none of such advisory clients individually holds more than 5% of the Company's outstanding shares. The address for Scopia Capital Management LP is 152 West 57th Street, 33rd Floor, New York, NY 10019. This information is based on its most recently filed Schedule 13G/A.

(2)
Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler share voting and disposition power with respect to the shares held by this stockholder. The address for Broadfin Capital, LLC and Kevin Kotler is 300 Park Avenue, 25th Floor, New York, NY 10022. The address for Broadfin Healthcare Master Fund, Ltd. is 20 Genesis Close, Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY 1-1108, Cayman Islands. This information is based on its most recently filed Schedule 13G/A.

(3)
BlackRock, Inc. has sole voting power as to 2,757,905 of these shares, and sole dispositive power with respect to 2,830,697 shares. The shares were acquired by the following subsidiaries of BlackRock, Inc.: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd, Xulu, Inc. This information is based on its most recently filed Schedule 13G/A.

(4)
Consonance Capital Master Account LP (“Consonance Master”) directly holds 2,634,810 shares of common stock (the “Master Account Shares”). Consonance Capital Management LP (the “Adviser”) is the investment adviser of Consonance Master, and pursuant to an investment advisory agreement (the “Advisory Agreement”), the Adviser exercises voting and investment power over the Master Account Shares held by Consonance Master. Consonance Capman GP LLC (“Capman”) is the general partner of the Adviser and Mitchell Blutt, as the Manager and Member of Capman and Chief Executive Officer of the Adviser, may be deemed to control Capman and the Adviser. A managed account managed by Consonance Capital Opportunity Fund Management LP (“Consonance Opportunity”) directly holds 137,046 shares of common stock (the “Managed Account Shares”). Capman is the general partner of Consonance Opportunity and Mitchell Blutt, as the Manager and Member of Capman, may be deemed to control Capman and Consonance Opportunity. The address for the Consonance Master, the Adviser, Consonance Opportunity, Mitchell Blutt and Capman is 1370 Avenue of the America, Suite 3301, New York, NY 10019. This information is based on its most recently filed Schedule 13G/A.

(5)
Through its parent/subsidiary relationship, Prudential Financial, Inc. (“Prudential”) may be deemed the beneficial owner of shares held by Jennison Associates LLC (“Jennison”), Prudential Retirement Insurance and Annuity Company and Quantitative Management Associates LLC, who are the beneficial owners of 2,125,894 shares of common stock, 65,319 shares of common stock and 2,600 shares of common stock, respectively. Jennison furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of our common stock held by such Managed Portfolios. Prudential indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to our common stock held by the Managed Portfolios. The address for Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102-3777. This information is based on its most recently filed Schedule 13G/A.

(6)
Includes 439,500 shares of common stock issuable upon exercise of stock options which have vested or will vest within 60 days of March 1, 2017. Includes 278 shares of common stock issuable upon exercise of warrants.

(7)	Includes 125,000 shares of common stock issuable upon exercise of stock options which have vested or will vest within 60 days of March 1, 2017.
(8)	Mr. McFarlane joined the Company in August 2016 and has no stock options which will vest within 60 days of March 1, 2017.
(9)	Includes 44,000 shares of common stock issuable upon exercise of stock options which have vested or will vest within 60 days of March 1, 2017.
(10)	Includes 44,750 shares of common stock issuable upon exercise of stock options which have vested or will vest within 60 days of March 1, 2017.
(11)	Includes 44,000 shares of common stock issuable upon exercise of stock options which have vested or will vest within 60 days of March 1, 2017.
(12)
Includes 32,666 shares of common stock issuable upon exercise of stock options that have vested or will vest within 60 days of March 1, 2017 and 6,667 restricted stock units which will vest within 60 days of March 1, 2017.

(13)
Includes 32,666 shares of common stock issuable upon exercise of stock options that have vested or will vest within 60 days of March 1, 2017 and 6,667 restricted stock units which will vest within 60 days of March 1, 2017.

(14)	Includes 4,000 shares of common stock issuable upon exercise of stock options which have vested or will vest within 60 days of March 1, 2017.
(15)	Mr. Orwin was appointed to the Board in March 2017 and has no stock options which will vest within 60 days of March 1, 2017.
(16)	Mr. Squarer was appointed to the Board in April 2017 and has no stock options which will vest within 60 days of March 1, 2017.
(17)	Includes 100,000 shares beneficially owned and 25,000 shares of common stock issuable upon exercise of stock options which have vested or will vest within 60 days of March 1, 2017.
(18)	Includes 111,254 shares beneficially owned.
(19)
Includes 334,892 shares beneficially owned, 766,860 shares of common stock issuable upon exercise of stock options and 13,334 restricted stock units which have vested or will vest within 60 days of March 1, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors is currently comprised of nine directors (Stephen Aselage, Roy Baynes, Timothy Coughlin, Cornelius Golding, John Kozarich, Gary Lyons, Jeffrey Meckler, John A. Orwin and Ron Squarer). With the exception of Stephen Aselage who is our President and Chief Executive Officer, all current members of the Board of Directors meet the definition of “independent director” under the Nasdaq qualification standards. Mr. Golding will not be standing for re-election at the annual meeting. Accordingly, following the Annual Meeting, the Board of Directors will be comprised of eight directors.
After each annual election, each director will then serve a term of one year (or, in each case, until their earlier resignation, removal from office, or death) and until a successor is duly elected and qualified. Officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among the Company’s directors and executive officers.
Vote Required
The nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected to the Board of Directors. However, it is the Company's policy that any nominee for director in an uncontested election who does not receive a majority of the votes cast (i.e. receives a greater number of votes "withheld" from or "against" his or her election than votes "for" in such election) shall submit his or her offer of resignation for consideration by the Nominating / Corporate Governance Committee. Although according to the Company’s bylaws all elections are determined by a plurality of the votes cast, it is the Company’s policy that any nominee for director in an uncontested election who does not receive a majority of the votes cast (i.e. receives a greater number of votes “withheld” from or “against” his or her election than votes “for” in such election) shall submit his or her offer of resignation for consideration by the Nominating / Corporate Governance Committee. The Nominating / Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating / Corporate Governance Committee’s recommendation. Promptly following the Board’s decision, the Company will disclose that decision and an explanation of such decision in a filing with the Securities and Exchange Commission and a press release.
Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below. If any of the Company’s nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any of the Company’s nominees will be unable or will decline to serve as a director. The Board of Directors unanimously recommends that stockholders vote “For” the nominees named below.
Nominees for Election at the Annual Meeting
The following is a brief biography of each nominee for director. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating / Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating / Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.
All of the nominees are currently directors of the Company. Other than Dr. Baynes and Messrs. Orwin and Squarer, all the nominees were previously elected to the Board of Directors by the Company’s stockholders.
Stephen Aselage has served as a director of the Company since October 2012, and as President and Chief Executive Officer of the Company since November 2014. Mr. Aselage served as President and Chief Operations Officer of the Company from May 2014 and then as Interim Chief Executive Officer until November 2014. Prior to joining Retrophin, Mr. Aselage served as the Executive Vice President and Chief Business Officer at BioMarin, a biotechnology company, from December 2009 through September 2012 and from July 2005 to December 2009, Mr. Aselage served as BioMarin’s Senior Vice President of Global Commercial Development. From February 2004 to June 2005, Mr. Aselage served as Executive Vice President of Global Commercial Operations at Cell Therapeutics, a biotechnology company focused on cancer therapeutics. From September 2003 to January 2004, Mr. Aselage worked briefly for Genzyme Corporation, a biotechnology company, assisting in the transition following Genzyme’s acquisition of Sangstat Medical Corporation where he had worked since February 1999. While at Sangstat, Mr. Aselage restructured the company’s sales, marketing and medical affairs groups. From 1996 through 1999,

Mr. Aselage served as Director of Sales and Marketing at Advanced Tissue Sciences, a biotechnology company. Earlier in his career, Mr. Aselage held a variety of sales and sales management positions at biotechnology and pharmaceutical companies including Rhone-Poulenc Rorer Pharmaceuticals (now Sanofi-Aventis), Genentech, Inc., and Bristol Laboratories, a biopharmaceutical company. Mr. Aselage is on the Board of Directors of ACER Therapeutics Inc. and Patara Pharma, Inc. Mr. Aselage holds a B.S. in biology from the University of Notre Dame.
Mr. Aselage was selected as a director because of his business and professional experience, including his leadership of BioMarin in drug commercialization, private and public financings and a successful turnaround of multiple businesses.
Roy D. Baynes, M.D., Ph.D., has served as a director of the Company since June 2016. He has served as Senior Vice President and Head of Global Clinical Development at Merck Research Laboratories, the research division of Merck and Co., Inc., since December 2013 and as Chief Medical Officer of Merck and Co, Inc., a global healthcare company, since July 2016. Prior to his roles at Merck, Dr. Baynes served as Senior Vice President of Oncology, Inflammation and Respiratory Therapeutics at Gilead Sciences, Inc., a biopharmaceutical company, from January 2012 to December 2013. Prior to Gilead, Dr. Baynes held positions of increasing responsibility at Amgen Inc., a biotechnology company, from August 2002 to January 2012, most recently as Vice President of Global Clinical Development and Therapeutic Area Head for Hematology/Oncology. Before joining Amgen, Dr. Baynes was the Charles Martin Professor of Cancer Research at the Barbara Ann Karmanos Cancer Institute, a National Cancer Institute-designated Comprehensive Cancer Center, at Wayne State University. Dr. Baynes has authored more than 150 publications and is a member or fellow of several international medical societies. Dr. Baynes received his medical degree and doctorate in philosophy from the University of the Witwatersrand in South Africa, and completed his medical training in the Department of Hematology and Oncology at Johannesburg Hospital.
Dr. Baynes was selected as a director because of his life sciences and medical expertise and his extensive drug development experience.
Timothy Coughlin has served as a director of the Company since March 2015. He is currently a Vice President of Neurocrine Biosciences, Inc., a biopharmaceutical company, and served as Neurocrine’s Chief Financial Officer from September 2006 to February 2017. Prior to joining Neurocrine in 2002, he was with CHI, a nationwide integrated healthcare delivery system where he served as Vice President, Financial Services. Mr. Coughlin also served as a Senior Manager in the Health Sciences practice of Ernst & Young LLP, and its predecessors, from 1989 to 1999. Mr. Coughlin currently serves on the Board of Directors of Fate Therapeutics, Inc., a publicly traded company focused on stem cell research and aTyr Pharma, Inc., a publicly traded biotechnology company. Mr. Coughlin holds a Bachelor’s degree from Temple University and a Master’s degree from San Diego State University and is a certified public accountant in both California and Pennsylvania.
Mr. Coughlin, was selected as a director because of his financial and audit experience as well as his pharmaceutical and life sciences public company experience.
John W. Kozarich, Ph.D. has served as a director of the Company since April 2015. Dr. Kozarich currently serves in the position of Distinguished Scientist, Executive Adviser and Director of ActivX Biosciences, a biotechnology company and wholly owned subsidiary of Kyorin Pharmaceutical Co. Ltd. Dr. Kozarich served as Chairman and President of ActivX from 2004 until April 2017 and joined ActivX as CEO, President and Chief Research & Development Officer in 2001. From 1992 to 2001, he was vice president at Merck Research Laboratories and previously held professorships at the University of Maryland and Yale University School of Medicine. Dr. Kozarich is also an adjunct professor of Chemical Physiology at the Scripps Research Institute and serves as Chairman of the Board of Ligand Pharmaceuticals and of Intec Pharma. Previously, he served on the boards of QLT, Inc., Corium Intl. and the Board of Trustees of the Gordon Research Conferences. He is a recent recipient of the Distinguished Scientist Award from the San Diego Section of the American Chemical Society. Dr. Kozarich earned his B.S. in chemistry, summa cum laude, from Boston College, his Ph.D. in biological chemistry from the Massachusetts Institute of Technology, and was an NIH Postdoctoral Fellow at Harvard University.
Dr. Kozarich was selected as a director because of his life sciences company experience and extensive scientific and drug discovery experience.
Gary Lyons has served as a director of the Company since October 2014. Previously, Mr. Lyons was the founding President and Chief Executive Officer of Neurocrine Biosciences from 1993 to 2008 and remains as a member of the Board of Directors. Prior to joining Neurocrine, Mr. Lyons held a number of senior management positions at Genentech, Inc., including Vice President of Business Development and Vice President of Sales. Mr. Lyons currently serves as the Chairman of the Board of Directors for: Rigel Pharmaceuticals, Inc., a biotechnology company focused on developing drugs for the treatment of inflammatory/autoimmune and metabolic diseases and is a member of the Board of Directors; Vical Incorporated, a biotechnology company focused on the prevention and treatment of serious or life-threatening diseases; and Cytori Therapeutics, a company focused on stem cell therapies. Mr. Lyons was previously a director of PDL BioPharma, Inc., Poniard

Pharmaceuticals, Inc., NeurogesX, Inc., KaloBios Pharmaceuticals, Inc. and Facet Biotech Corporation. Mr. Lyons holds a B.S. in Marine Biology from the University of New Hampshire and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.
Mr. Lyons was selected as a director because of his extensive experience in the pharmaceutical industry and his breadth and range of experience in operations, corporate leadership, strategy and commercialization.
Jeffrey Meckler has served as a director of the Company since October 2014. Mr. Meckler recently served as Chief Executive Officer and a Director of CoCrystal Pharma, Inc., a pharmaceutical company, from April 2015 to July 2016. He has also served as a Director of QLT, Inc., an ultra-orphan opthalmic biotechnology company based in Canada, from June 2012 to November 2016, as well as the Managing Director of The Andra Group, a life sciences consulting firm. From January 2011 to September 2012, Mr. Meckler acted as a director and Interim Chief Executive Officer of Cypress Bioscience Inc. after its acquisition by Royalty Pharma. He has also served as a director of ClearFarma USA, Kyalin Bioscience and Alveolus Inc. Earlier in his career, Mr. Meckler held a series of positions at Pfizer Inc. in Manufacturing Systems, Market Research, Business Development, Strategic Planning and Corporate Finance, which included playing a significant role in acquisitions and divestitures. Mr. Meckler is the past President and continues to serve on the board of Children of Bellevue, a non-profit organization focused on advocating and developing pediatric programs at Bellevue Hospital Center. Mr. Meckler holds a B.S. in Industrial Management and M.S. in Industrial Administration from Carnegie Mellon University. In addition, Mr. Meckler received a J.D. from Fordham University School of Law.
Mr. Meckler was selected as a director because he has over 20 years in the life sciences sector including business development, strategic planning and corporate finance.
John A. Orwin has served as a member of our board of directors since March 2017. Mr. Orwin currently serves as Chief Executive Officer of Relypsa, Inc, a biopharmaceutical company. From June 2013 through March 2017, Mr. Orwin also served as President of Relypsa and served on its board of directors from June 2013 until Relypsa’s acquisition by the Galenica Group in September 2016. Prior to Relypsa, Mr. Orwin served as President and Chief Operating Officer of Affymax, Inc., a biotechnology company, from April 2010 to January 2011, and as Affymax’s Chief Executive Officer and a member of the board of directors from February 2011 to May 2013. From 2005 to April 2010, Mr. Orwin served as Vice President and then Senior Vice President of the BioOncology Business Unit at Genentech, Inc. (now a member of the Roche Group), a biotechnology company. From 2001 to 2005, Mr. Orwin served in various executive-level positions at Johnson & Johnson, a life sciences company. Prior to such roles, Mr. Orwin held senior marketing and sales positions at various life sciences and pharmaceutical companies, including Alza Corporation (acquired by Johnson & Johnson), Sangstat Medical Corporation (acquired by Genzyme), Rhone-Poulenc Rorer Pharmaceuticals, Inc. (merged with Sanofi-Aventis) and Schering-Plough Corporation (merged with Merck). Mr. Orwin currently serves as a member of the board of directors of Array BioPharma Inc., a biopharmaceutical company and Seattle Genetics, Inc., a biotechnology company, and in addition to previously serving as a member of the board of directors of Relypsa and Affymax, served on the board of directors of NeurogesX, Inc., a biopharmaceutical company, from November 2009 until July 2013. Mr. Orwin received a B.A. in Economics from Rutgers University and an M.B.A. from New York University.
Mr. Orwin was selected as a director because of his extensive commercial and strategic business experience within the life sciences industry.
Ron Squarer has served as a director of the Company since April 2017.  Mr. Squarer has extensive commercial, development and executive leadership expertise from a 25-year career in the pharmaceutical industry.  Since April 2012, Mr. Squarer has served as the Chief Executive Officer and a member of the Board of Directors of Array BioPharma, Inc., an oncology focused biopharmaceutical company.  Prior to this, Mr. Squarer held positions of increasing responsibility with Hospira Inc., a global pharmaceutical and medical device company, most recently serving as Senior Vice President, Chief Commercial Officer, where he was responsible for delivering $4 billion in annual revenue and leading more than 2,000 employees worldwide.  Mr. Squarer joined Hospira from Mayne Pharma, an oncology-focused, global pharmaceutical company, where he served as Senior Vice President, Global Corporate and Business Development when Mayne was sold to Hospira for $2 billion in 2007.  Prior to Mayne Pharma, Mr. Squarer held senior management roles at both Pfizer, Inc., focused on global oncology commercial development, and at SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline) in the U.S. and Europe. Mr. Squarer holds an MBA from the Kellogg School of Management, Northwestern University and a bachelor’s degree in biochemistry from the University of California, Berkeley.
Mr. Squarer was selected as a director because of his extensive commercial, development and executive leadership expertise in the pharmaceutical industry.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the Nasdaq listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that the determinations of the Board of Directors are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Baynes, Mr. Coughlin, Mr. Golding, Dr. Kozarich, Mr. Lyons, Mr. Meckler, Mr. Orwin and Mr. Squarer. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with the Company. Following our Annual Meeting, assuming the election of our eight nominees for director named in these proxy materials, we will have seven independent directors and one non-independent director, Mr. Aselage, who serves as our President and Chief Executive Officer.
Board Leadership Structure
It is the Company’s policy to separate the roles of Chief Executive Officer and Chairman of the Board. This separation recognizes the independent roles of the Board of Directors, Chairman of the Board and Chief Executive Officer. The Board of Directors sets Company strategy and provides oversight and accountability for the Chief Executive Officer and Company management. The Chairman of the Board presides over the Board of Directors and provides guidance to the Chief Executive Officer. The Chief Executive Officer and the balance of the Board of Directors set Company goals with the Chief Executive Officer providing leadership and day to day oversight in furtherance of those goals. The Company believes that separation of the Board of Directors and Company leadership preserves the independence of these roles and maximizes performance.
Furthermore, our Board is committed to strong corporate governance which is used to promote the long term interest of Retrophin and our stockholders. In the last three years, the Board has appointed seven new directors: Mr. Baynes, who was selected because of his experience and expertise in drug development, Mr. Coughlin, who was selected because of his experience and expertise in finance, Dr. Kozarich, who was selected because of his experience and expertise in product research, Mr. Lyons, who was selected because of his experience and expertise in commercial operations, Mr. Meckler, who was selected because of his experience and expertise in business development, Mr. Orwin, who was selected because of his experience and expertise in commercial and strategic operations, and Mr. Squarer, who was selected because of his executive leadership experience and expertise.
Role of the Board in Risk Oversight
We face a number of risks, including those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Our Board of Directors believes that risk management is an important part of establishing, updating and executing on the Company’s business strategy. Our Board of Directors, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company. Our Board of Directors focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.
The Audit Committee, as part of its responsibilities, oversees the management of financial risks, including accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and results. The Audit Committee is also responsible for overseeing the management of risks relating to the performance of the Company’s internal audit function, if required, and its independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Nominating / Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices, and the independence and composition of our Board of Directors. These committees provide regular reports, on at least a quarterly basis, to the full Board of Directors.
Meetings of the Board of Directors
Our Board of Directors met eight times and acted by written consent seven times during 2016. All directors who served in 2016 attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they served, in each case that were held during the portion of the last fiscal year for which they were directors or committee members, respectively.
Information Regarding Committees of the Board of Directors
The standing committees of our Board of Directors consist of the Audit Committee, the Compensation Committee and the Nominating / Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Our Board of Directors may also establish from time to time any other committees that it deems necessary or advisable. The following table provides membership information for each of the Board committees:

Name	Age	Current Position(s)	Independent	Director Since	Committee
					Audit	Compensation	Nominating / Corporate Governance
Stephen Aselage	65	President, Chief Executive Officer and Director		2012
Roy Baynes	62	Director	X	2016			X
Timothy Coughlin	50	Director	X	2015	Chairman		X
Cornelius Golding (1)	69	Director	X	2013	X	X
John Kozarich	67	Director	X	2015		X	Chairman
Gary Lyons	66	Director and Chairman	X	2014		Chairman	X
Jeffrey Meckler	50	Director	X	2014	X
John A. Orwin (2)	52	Director	X	2017
Ron Squarer (2)	50	Director	X	2017
_______________________
(1)     Mr. Golding is not standing for reelection, and his term as a director and a member of each committee on which he serves, will expire at the Annual Meeting.
(2)    Messrs. Orwin and Squarer were recently appointed to the Board of Directors and as of the date of this proxy statement, their committee assignments had not yet been determined. The Board of Directors intends to re-assign committee appointments on or before the date of the Annual Meeting.
Below is a description of each committee of the Board of Directors. The Board of Directors has determined that, except as specifically described below, each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee is responsible for assisting our Board of Directors in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee.
The members of the Audit Committee currently are Messrs. Coughlin, Golding and Meckler. Mr. Coughlin has served as chair of the Audit Committee since April 1, 2015. All members of the Audit Committee qualify as an independent director under the corporate governance standards of the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has determined that all three Audit Committee members qualify as “audit committee financial experts” as such term is currently defined in Item 407(d)(5) of Regulation S-K. Mr. Golding is not standing for re-election at the Annual Meeting and his membership of the Audit Committee will end at the Annual Meeting. The Company intends to appoint a replacement Audit Committee member for Mr. Golding no later than the date of the Annual Meeting.

The Audit Committee has adopted a formal, written Audit Committee charter that complies with Securities and Exchange Commission (the “SEC”) rules and regulations and the Nasdaq listing standards. We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. The Audit Committee met five times during 2016. A copy of the Audit Committee charter is available on the investors section of our website at www.retrophin.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal 2016.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Mr. Coughlin
Mr. Golding
Mr. Meckler

*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
The Compensation Committee approves the compensation objectives for the Company, approves the compensation of the chief executive officer and approves or recommends to our Board of Directors for approval the compensation for other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.
The members of the Compensation Committee currently are Messrs. Golding and Lyons and Dr. Kozarich. Mr. Lyons serves as chair of the Compensation Committee. Each member of the Compensation Committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, each is an outside director as defined by Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and each is an independent director as defined by the Nasdaq Listing Rules, including Nasdaq Listing 5605(d)(2). Mr. Golding is not standing for reelection at the Annual Meeting and his membership on the Compensation Committee will end at the Annual Meeting. On or before the date of the Annual Meeting, the Board of Directors intends to appoint a replacement for Mr. Golding and review the overall composition of the Compensation Committee.
The Compensation Committee has adopted a formal, written Compensation Committee charter that complies with SEC rules and regulations and the Nasdaq listing standards. We believe that the composition and functioning of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, and all applicable SEC and Nasdaq rules and regulations. The Compensation Committee met six times and acted by written consent one time during 2016. A copy of the Compensation Committee charter is available on the investors section of our website at www.retrophin.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal 2016.
Report of the Compensation Committee*
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Mr. Lyons
Mr. Golding
Dr. Kozarich

*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating / Corporate Governance Committee
The Nominating / Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the structure and composition of our Board of Directors and its committees. In addition, the Nominating / Corporate Governance Committee is responsible for developing and recommending to our Board of Directors corporate governance guidelines applicable to the Company and advising our Board of Directors on corporate governance matters.
The members of the Nominating / Corporate Governance Committee currently are Messrs. Coughlin and Lyons and Drs. Kozarich and Baynes. Dr. Kozarich serves as chair of the Nominating / Corporate Governance Committee. Each member of the Nominating / Corporate Governance Committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and an independent director as defined by the Nasdaq Listing Rules.
The Nominating / Corporate Governance Committee has adopted a formal, written Nominating / Corporate Governance Committee charter that complies with SEC rules and regulations and the Nasdaq listing standards. We believe that the composition and functioning of our Nominating / Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, and all applicable SEC and Nasdaq rules and regulations. The Nominating / Corporate Governance Committee met three times during 2016. A copy of the Nominating / Corporate Governance Committee charter is available on the investors section of our website at www.retrophin.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal 2016.
Stockholder Communications with the Board of Directors
Any stockholder or other interested party who desires to communicate with any of the members of the Board of Directors may do so by writing to: Board of Directors, Retrophin, Inc., 3721 Valley Centre Drive, Suite 200, San Diego, California 92130. Communications may be addressed to an individual director, a Board committee, the non-employee directors or the full Board of Directors. Communications will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes “spam” and/ or communications offering to buy or sell products or services.
Director Nomination Process
In selecting non-incumbent candidates and reviewing the qualifications of incumbent candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers the Company’s corporate governance guidelines, which include the following:

•	Directors should be less than 70 years of age at the time of first election;

•
Directors should be a member of not more than five other public company boards of directors; if a member of the Audit Committee serve as chairman of not more than two other audit committees of public companies; if a named executive officer of a public company serve on not more than two other public company boards of directors;

•
Directors should have the diversity of skills, professional experience, education, associations, achievements, training, points of view and individual qualities and attributes appropriate for representation on the Board of Directors;

•
Directors should have no affiliation with a competitor or have, or appear to have, a conflict of interest that would impair their ability to fulfill the responsibilities of a director and represent the shareholders;

•	Directors should have highest quality personal and professional references;

•	Directors should attend at least 75% of the scheduled Board of Directors meetings and provide meaningful participation; and

•	Directors should have a commitment to adhere to the Company’s policies.
On an annual basis the Nominating / Corporate Governance Committee will evaluate the experience, qualifications, attributes and skills of each of the members of the Board of Directors in light of the Company’s business and structure to determine whether each such person should continue to serve as a director. The Nominating / Corporate Governance Committee annually will review with the Board of Directors the skills and characteristics required of the members in the context of the then current membership of the Board of Directors.
Directors should notify the Chairman of the Board and Chairman of the Nominating / Corporate Governance Committee in the event of any significant change in his or her employment responsibilities or affiliations and so the Board, through the

Nominating / Corporate Governance Committee, can review such director's continued appropriateness of Board membership under changed circumstances.
Although according to the Company’s bylaws all elections are determined by a plurality of the votes cast, it is the Company’s policy that any nominee for director in an uncontested election who does not receive a majority of the votes cast (i.e. receives a greater number of votes “withheld” from or “against” his or her election than votes “for” in such election) shall submit his or her offer of resignation for consideration by the Nominating / Corporate Governance Committee. The Nominating / Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such offer of resignation. The Board of Directors will then act on the Nominating / Corporate Governance Committee’s recommendation. Promptly following the Board of Directors’ decision, the Company will disclose that decision and an explanation of such decision in a filing with the Securities and Exchange Commission and a press release.
It is the Company’s policy to have a diversity of skills, professional experience, education, associations, achievements, training, points of view and individual qualities and attributes represented on the Board of Directors. The Nominating/Corporate Governance Committee considers the diversity of the Board of Directors when evaluating candidates for election or re-election to the Board of Directors.
The Nominating/Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.
In doing so, the Nominating/Corporate Governance Committee also considers candidates with appropriate non-business backgrounds. The Nominating / Corporate Governance Committee generally relies upon, receives and reviews recommendations from third-party search firms as well as a wide variety of contacts, including current executive officers and directors, as sources for potential director candidates. The Board of Directors retains complete independence in making nominations for election to the Board of Directors.
The Nominating / Corporate Governance Committee will consider qualified director candidates recommended by stockholders in compliance with our procedures and subject to applicable inquiries. The Nominating / Corporate Governance Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Any stockholder may recommend nominees for director by writing to the Chair of the Nominating / Corporate Governance Committee, Retrophin, Inc., 3721 Valley Centre Drive, Suite 200, San Diego, California 92130, giving the name, Company stockholdings and contact information of the person making the nomination, the candidate’s name, address and other contact information, any direct or indirect holdings of our securities by the nominee, any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements, information regarding related party transactions with us, the nominee and/or the stockholder submitting the nomination and any actual or potential conflicts of interest, the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and/or stock exchange requirements. All of these communications will be reviewed by the Nominating / Corporate Governance Committee for further review and consideration in accordance with this policy.
Executive Sessions
As required under Nasdaq listing standards, our independent directors have in the past regularly met, and will continue in the future to regularly meet, in executive sessions in which only independent directors are present. Our independent directors met in executive session at each regularly scheduled Board meeting during 2016.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders. Mr. Aselage attended our 2016 Annual Meeting of Stockholders.
Compensation Committee Interlocks and Insider Participation
Messrs. Golding and Lyons and Dr. Kozarich each served on the Compensation Committee for the last fiscal year. None of the members of our Compensation Committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of the Board of Directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our directors, officers, employees and agents, including those officers responsible for financial reporting. We make our code of business conduct and ethics available on the investors section of our website at www.retrophin.com. We intend to disclose future amendments to the code or any waivers of its requirements on our website to the extent permitted by the applicable rules and exchange requirements.

PROPOSAL 2
APPROVAL OF AN AMENDMENT
TO THE 2015 EQUITY INCENTIVE PLAN
Overview
On April 10, 2017, our Board of Directors amended the Retrophin, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the 2015 Plan by 1,800,000 shares. Our Board of Directors believes that the Amended 2015 Plan is an integral part of our long-term compensation philosophy and the Amended 2015 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees. We refer to the 2015 Plan, as amended by the Board of Directors on April 10, 2017, as the “Amended 2015 Plan” throughout this proxy statement.
A description of the material terms of the Amended 2015 Plan are summarized below. The key differences between the terms of the 2015 Plan and the Amended 2015 Plan are as follows:

•	The Amended 2015 Plan provides that an additional 1,800,000 shares may be issued pursuant to stock awards granted under the Amended 2015 Plan.

•	The Amended 2015 Plan now contains a limit on the total annual compensation that may be paid or granted to any non-employee director for service as a director.
Why we are asking our stockholders to approve the Amended 2015 Plan
As of March 20, 2017, approximately 1,097,638 shares were available for future issuance under the 2015 Plan, excluding the shares underlying outstanding stock awards and without giving effect to the approval of the Amended 2015 Plan. The Board believes that the proposed increase in the number of shares of common stock reserved for issuance under the 2015 Plan will allow the Company to attract and retain valuable employees and continue to provide its employees, consultants and directors with a proprietary interest in the Company. Within the Company, equity awards foster an ownership culture and are a critical tool for driving shareholder value and for recruiting, retaining and motivating employees. The Company grants annual equity awards to employees as an incentive to retain its work force and remain competitive. The terms of the Company’s annual equity awards and the Company’s employee policies are designed to align employee and shareholder interests. The Company grants equity awards to a broad group of employees and such awards constitute a significant component of the Company’s employees’ total compensation. The Company’s equity awards contain long-term vesting, performance-based vesting, and provisions designed to encourage employees to focus on the Company’s long-term goals and success. If our stockholders do not approve the Amended 2015 Plan, the Company strongly believes that it will be unable to successfully use equity as part of its compensation program, as most of its competitors in the industry do, putting the Company at a significant disadvantage and compromising its ability to enhance shareholder value. Without replenishment, we believe such number of shares may be insufficient to meet our anticipated employee recruiting and retention needs for the current year or beyond.
Approval of the Amended 2015 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the Amended 2015 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation and we believe it is in the best interests of us and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the Amended 2015 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the Amended 2015 Plan.
In requesting approval of the Amended 2015 Plan, we are asking stockholders for a pool of shares that we believe, absent a material company acquisition or similar event, will be sufficient for approximately the next year to provide an appropriate amount of equity for attracting, retaining, and motivating employees and directors as we continue to grow our business. We base this belief on a projected annual burn rate of 5.13% for 2017.

Overhang
The following table provides certain additional information regarding our equity incentive program.

As of December 31, 2016
Total number of shares of common stock subject to outstanding stock options	6,430,570
Weighted-average exercise price of outstanding stock options	$16.91
Weighted-average remaining term of outstanding stock options	7.75
Total number of shares of common stock subject to outstanding full value awards	407,746
Total number of shares of common stock available for grant without giving effect to the approval of the Amended 2015 Plan	1,077,887
Total number of shares of common stock available for grant under other equity incentive plans	—

As of March 1, 2017
Total number of shares of common stock outstanding	38,113,749
Per-share closing price of common stock as reported on NASDAQ Global Market	$21.50
Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2016.

Fiscal Year 2016
Total number of shares of common stock subject to stock options granted	1,687,250
Total number of shares of common stock subject to full value awards granted	245,000
Weighted-average number of shares of common stock outstanding	36,997,865
Burn Rate	5.22%
The Amended 2015 Plan Combines Compensation and Governance Best Practices
In addition, the Amended 2015 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

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Repricing is not allowed without stockholder approval. The Amended 2015 Plan prohibits the repricing of outstanding equity awards and the cancellation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2015 Plan without prior stockholder approval.

•
Stockholder approval is required for additional shares. The Amended 2015 Plan does not contain an annual “evergreen” provision. The Amended 2015 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

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Reasonable share counting provisions. In general, when awards granted under the Amended 2015 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock tendered to us in payment of the exercise price of stock options or stock appreciation rights, or withheld by us to cover tax withholding obligations relating to the stock awards will not be returned to our share reserve.

•
Fungible Share Reserve. The Amended 2015 Plan has a fungible share reserve, which increases the rate at which the share reserve is depleted for stock awards other than stock options and stock appreciation rights, in order to minimize stockholder dilution. The number of shares available for issuance under the Amended 2015 Plan will be reduced by one share for each share of common stock subject to a stock option or stock appreciation right and by 2.0 shares for each share of common stock subject to any other type of award issued pursuant to the Amended 2015 Plan, and such shares of common stock will return to the share reserve at the same rates.

•
No liberal change in control provisions. The definition of change in control in our Amended 2015 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring.

•
No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•
Flexibility in designing equity compensation scheme. The Amended 2015 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, other stock awards and performance cash awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•
Broad based eligibility for equity awards. We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with stockholder interests and motivate our employees to act as owners of the business.

•	Limit on equity awards. The Amended 2015 Plan limits the number of shares of our common stock that may be granted to any one participant during any one fiscal year.

•
Minimum vesting requirements. The Amended 2015 Plan provides that, except as may be provided in connection with a corporate transaction or a change in control, no restricted stock award, restricted stock unit, performance stock award or other stock award will vest until at least 12 months following the date of grant of the award; provided, however, that up to 5% of the aggregate number of shares that may be issued under the Amended 2015 Plan may be subject to awards which do not meet such vesting requirements.

•	Limit on Non-Employee Director Compensation. The Amended 2015 Plan contains a limit on the total annual compensation that may be paid or granted to any non-employee director for service as a director.
Description of the Amended 2015 Equity Incentive Plan
The material features of the Amended 2015 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended 2015 Plan. Stockholders are urged to read the actual text of the Amended 2015 Plan in its entirety, which is appended to this proxy statement as Appendix A and may be accessed from the SEC’s website at www.sec.gov.
Background and Purpose
The purpose of the Amended 2015 Plan is to secure and retain the services of employees, directors, and consultants, to provide a means by which such persons may be given an opportunity to benefit from increases in the value of the Company’s common stock, to assist the Company in recruiting new employees and directors, retaining the services of current employees and directors, and to provide incentives for such persons to exert maximum efforts for the Company’s success.
Types of Awards
The terms of the Amended 2015 Plan provide for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.
Shares Available for Awards
After giving effect to the approval of Proposal No. 2, the total number of shares of the Company’s common stock reserved for issuance under the Amended 2015 Plan would be 2,897,638 as of March 20, 2017. This share reserve consists of (a) 1,097,638 shares reserved for issuance under the 2015 Plan, plus (b) an additional 1,800,000 shares subject to approval of the stockholders at the Annual Meeting. In addition, the share reserve will be increased by the number of shares subject to stock awards outstanding under the Retrophin, Inc. 2014 Incentive Compensation Plan that terminate prior to exercise and would otherwise be returned to the share reserves under such plan. Any shares subject to a stock option that are not delivered to a participant because the stock option is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”) will not again become available for issuance under the Amended 2015 Plan. Additionally, any shares reacquired by us pursuant to our withholding obligations in connection with the issuance or vesting of stock or upon the exercise of a stock option or stock appreciation right will not again become available for issuance under the Amended 2015 Plan. The number of shares available for issuance under the Amended 2015 Plan will be reduced by one share for each share of stock issued pursuant to an Option or Stock Appreciation Right and 2.0 shares for each share of Common Stock issued pursuant to a restricted stock award, restricted stock unit award, performance stock award or other stock award after March 21, 2016.
In addition, if a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the Amended 2015 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to, or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Amended 2015 Plan. To the extent there is a share of common stock issued pursuant to a stock award (whether granted under the Amended 2015 Plan or the Retrophin, Inc. 2014 Incentive Compensation Plan), other than a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying stock on the date of grant, and after March 21, 2016 such share of common stock again becomes available for issuance under the

Amended 2015 Plan, then the number of shares of common stock available for issuance under the Amended 2015 Plan will increase by 2.0 shares.
Eligibility
All of our employees, non-employee directors and consultants are eligible to participate in the Amended 2015 Plan and may receive all types of awards; provided that ISOs may be granted under the Amended 2015 Plan only to our employees (including officers) and employees of our affiliates. As of March 20, 2017, we had approximately 135 employees and 6 non-employee directors.
Grant Limits
Under the Amended 2015 Plan, a maximum of 1,000,000 shares of our common stock may be granted to any one participant during any one fiscal year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. The maximum amount covered by performance awards that may be granted to any one participant in any one fiscal year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 1,000,000 shares of our common stock in the case of performance stock awards and $2,000,000 in the case of performance cash awards. Such limits are designed allow us to grant awards that are exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.
Limit on Non-Employee Director Compensation
Under the Amended 2015 Plan, the following limit on compensation will apply to non-employee directors. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed (i) $1,000,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board during such period, $1,500,000 in total value, in each case calculating the value of any awards based on the grant date fair value of such awards for financial reporting purposes.
Administration
The Amended 2015 Plan is administered by our board of directors, which may in turn delegate authority to administer the Amended 2015 Plan to a committee. Our board of directors has delegated concurrent authority to administer the Amended 2015 Plan to its compensation committee, but may, at any time, revert in itself some or all of the power previously delegated to the compensation committee. Our board of directors and our compensation committee are considered to be the “plan administrator” for purposes of this Proposal. Subject to the terms of the Amended 2015 Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Amended 2015 Plan.
The plan administrator may also delegate to one or more of our officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that such delegation must specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer and such officer may not grant a stock award to himself or herself. In addition, our board of directors has the authority to appoint such agents they may deem necessary or advisable to administer the Amended 2015 Plan.
Minimum Vesting
Except as may be provided in connection with a corporate transaction or a change in control, restricted stock awards, restricted stock units, performance stock awards and other stock awards are subject to a minimum vesting period of twelve months, although up to five percent of the shares reserved for issuance under the Amended 2015 Plan may be used for grants of awards not subject to this minimum vesting requirement.
Repricing; Cancellation and Re-Grant of Stock Awards
Under the Amended 2015 Plan, the plan administrator does not have the authority to reprice any outstanding stock option, stock appreciation right or other stock award by reducing the exercise, purchase or strike price of such stock award or to cancel any outstanding stock option, stock appreciation right or stock award that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options
Stock options may be granted under the Amended 2015 Plan pursuant to stock option agreements. The Amended 2015 Plan permits the grant of stock options that qualify as ISOs and NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.
The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value.
The term of stock options granted under the Amended 2015 Plan may not exceed ten years and, in some cases (see “Limitations” below), may not exceed five years. Except as explicitly provided otherwise in an optionholder’s stock option agreement, stock options granted under the Amended 2015 Plan generally terminate three months after termination of the optionholder’s service unless (i) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (iii) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (iv) the stock option by its terms specifically provides otherwise. In addition, the plan administrator may grant options with different terms. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2015 Plan will be determined by the plan administrator and may include (i) cash, check, bankdraft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the option holder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by the plan administrator.
Stock options granted under the Amended 2015 Plan may become exercisable in cumulative increments, or “vest,” as determined by the plan administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2015 Plan may be subject to different vesting schedules as the plan administrator may determine. The plan administrator also has flexibility to provide for accelerated vesting of stock options in certain events.
Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the plan administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the plan administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder’s death.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.
The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the Amended 2015 Plan is 8,000,000 shares.
Restricted Stock Awards
Restricted stock awards may be granted under the Amended 2015 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the plan administrator.

Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the plan administrator.
Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of service for any reason.
Restricted Stock Unit Awards
Restricted stock unit awards may be granted under the Amended 2015 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the plan administrator. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the plan administrator and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service for any reason.
Stock Appreciation Rights
Stock appreciation rights may be granted under the Amended 2015 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the plan administrator but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. The plan administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the plan administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the Amended 2015 Plan.
Performance Awards
The Amended 2015 Plan allows us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our compensation committee, except that our board of directors also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.
In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our compensation committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), our compensation committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2015 Plan and described below. As soon as administratively practicable following the end of the performance period, our compensation committee will certify (in writing) whether the performance goals have been satisfied.
Performance goals under the Amended 2015 Plan will be based on any one or more of the following performance criteria:
(1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) pre-clinical development related compound goals; (34) financing; (35) regulatory milestones, including approval of a compound; (36) stockholder liquidity; (37) corporate governance and compliance; (38) product commercialization; (39) intellectual property; (40) personnel matters; (41) progress of internal research or clinical programs; (42) progress of partnered programs; (43) implementation or completion of projects and processes; (44) partner satisfaction;

(45) budget management; (46) clinical achievements; (47) completing phases of a clinical study (including the treatment phase); (48) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (49) timely completion of clinical trials; (50) submission of INDs and NDAs and other regulatory achievements; (51) partner or collaborator achievements; (52) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (53) research progress, including the development of program; (54) investor relations, analysts and communication; (55) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (56) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (57) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (58) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); (59) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; and (60) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our board of directors.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, our compensation committee (and our board of directors, to the extent that an award is not intended to comply with Section 162(m) of the Code) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, our board of directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the Amended 2015 Plan. The plan administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator.
Clawback/Recovery
Stock awards granted under the Amended 2015 Plan will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, our board of directors may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.
Changes to Capital Structure
In the event of certain capitalization adjustments, the plan administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2015 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.
Transactions
In the event of a transaction (as defined in the Amended 2015 Plan and described below), our board of directors may take one or both of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction):

•
arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);
However, if the surviving or acquiring corporation (or its parent company) does not consent to take such actions with respect to a stock award (or portion thereof), then our board of directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction):

•	accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•
cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration or no consideration, as our board of directors may consider appropriate; and

•
make a payment, in such form as may be determined by our board of directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise.

The board of directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The board of directors may take different actions with respect to the vested and unvested portions of a stock award.
For purposes of the Amended 2015 Plan, a transaction will be deemed to occur in the event of a corporate transaction or a change in control. A corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
A change of control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; or (iv) when a majority of our board of directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of our board members or their approved successors.
Change in Control
Under the Amended 2015 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a termination of service in connection with a change in control (as defined in the Amended 2015 Plan) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.
Dissolution
If the Company dissolves, all outstanding stock awards (other than fully vested stock awards and outstanding shares of our common stock not subject to a forfeiture condition or our right of repurchase) will terminate immediately prior to the dissolution, and we may repurchase or reacquire the shares of our common stock subject to our repurchase rights or a forfeiture condition even if the participant is providing service. Our board of directors may provide, in its discretion, that some or all of the outstanding stock awards will become fully vested, exercisable, or no longer subject to repurchase or forfeiture prior to the completion of the dissolution but contingent on its completion.
Plan Amendments and Termination
Our board of directors will have the authority to amend or terminate the Amended 2015 Plan at any time. However, except as otherwise provided in the Amended 2015 Plan, no amendment or termination of the Amended 2015 Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Amended 2015 Plan as required by applicable law and listing requirements. No ISOs may be granted under the Amended 2015 Plan after the tenth anniversary of the earlier of the date the Amended 2015 Plan was adopted by our board of directors or approved by our stockholders.
U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.
Incentive Stock Options
The Amended 2015 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Restricted Stock Unit Awards
Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Stock Appreciation Rights
We may grant under the Amended 2015 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2015 Plan.
Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
New Plan Benefits
Awards under the Amended 2015 Plan to employees and consultants are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the Amended 2015 Plan. Each of our non-employee directors whose term continues on the date of our annual meeting each year is entitled to receive an automatic annual grant of an option to purchase 10,000 shares of our common stock and 2,500 restricted shares of common stock.
Plan Benefits
The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2015 Plan through March 20, 2017.

Name	Position	Number of Shares
Stephen Aselage	President, Chief Executive Officer and Director	387,000
Laura Clague	Chief Financial Officer	150,000
Neil McFarlane	Chief Operating Officer	—
Alvin Shih, M.D.	Former Head of Research and Development	150,000
Margaret Valeur-Jensen, Ph.D.	Former General Counsel	125,000
All current executive officers as a group		537,000
All current non-employee directors as a group (1)		100,000
All current non-executive officer employees as a group		5,977,250
________________________

(1)
The total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2015 Plan through March 20, 2017 to each of our non-employee directors is as follows: Dr. Baynes, Mr. Golding, Mr. Meckler and Mr. Lyons each received awards covering 20,000 shares of common stock and Mr. Kozarich and Mr. Coughlin each received 10,000 shares of common stock.

The following table sets forth information regarding all of the Company’s equity compensation plans as of December 31, 2016:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a) (c)
Equity compensation plans approved by security holders	4,094,221	(1)	$19.19	1,077,887	(2)
Equity compensation plans not approved by security holders	2,744,095	(3)	$11.01	—
Total	6,838,316		$16.91	1,077,887
________________________

(1)	Represents 1,337,020 shares issued under the 2014 Incentive Compensation Plan and 2,757,201 shares issued under the 2015 Plan.

(2)
Represents the number of securities available for future issuance as of December 31, 2016 under the 2015 Plan, without taking into account the additional shares that would become available for issuance if this Proposal 2 is passed.

(3)
Consists of 270,000 shares of common stock issuable pursuant to nonstatutory stock option awards and restricted stock unit awards which were issued as “inducement awards” pursuant to Nasdaq Listing Rule 5635(c) and subject to the terms of the 2015 Plan but granted outside of the 2015 Plan, 1,619,095 shares of common stock issuable pursuant to nonstatutory stock option awards and restricted stock unit awards which were either (i) issued as “inducement awards” pursuant to Nasdaq Listing Rule 5635(c) and subject to the terms of the 2014 Incentive Compensation Plan but granted outside of the 2014 Incentive Compensation Plan, or (ii) ratified by the Company’s stockholders, and 855,000 shares of common stock issuable pursuant to nonstatutory stock option awards which were issued prior to the Company’s listing on the NASDAQ Stock Market.

Required Vote and Board of Directors Recommendation
Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.
Our board of directors believes that approval of Proposal 2 is in our best interests and the best interests of our stockholders for the reasons stated above and recommends voting “FOR” the approval of the Amended 2015 Plan.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3
APPROVAL OF THE RETROPHIN, INC. 2017 EMPLOYEE STOCK PURCHASE PLAN
Summary of Proposal 3
The Board of Directors (the "Board") is requesting that the stockholders approve the Retrophin, Inc. 2017 Employee Stock Purchase Plan, or the 2017 ESPP. The 2017 ESPP was approved by our Board on April 10, 2017, subject to approval by our stockholders.
Approval of the 2017 ESPP by our stockholders will allow us to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the 2017 ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.
We do not maintain any other employee stock purchase plans. As of March 1, 2017, a total of 38,113,749 shares of our common stock were outstanding.
If this proposal is approved by our stockholders, then, subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the 2017 ESPP will be (i) 380,000 shares, plus (ii) pursuant to the evergreen provision in the 2017 ESPP, the number of shares that are automatically added on January 1st of each year for a period of up to nine years, commencing on January 1, 2018 and ending on (and including) January 1, 2026, in an amount equal to the lesser of (a) 1% of the total number of shares outstanding on December 31st of the preceding calendar year, and (b) 300,000 shares.
If this proposal is approved by our stockholders, the 2017 ESPP will become effective as of the date of the annual meeting. In the event that our stockholders do not approve this proposal, the 2017 ESPP will not become effective.
Required Vote and Board of Directors Recommendation
The affirmative “For” vote of a majority of shares cast affirmatively or negatively on the approval of the 2017 ESPP at our annual meeting is required to approve the 2017 ESPP. Abstentions will have no effect on the results of this vote. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on this proposal in the absence of voting instructions from the beneficial owner.
Summary of the Retrophin, Inc. 2017 Employee Stock Purchase Plan
The material features of the 2017 ESPP are described below. The following description of the 2017 ESPP is a summary only and is qualified in its entirety by reference to the text of the 2017 ESPP, which is attached hereto as Appendix B.
Purpose
The purpose of the 2017 ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The rights to purchase common stock granted under the 2017 ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.
Administration
Our Board has the power to administer the 2017 ESPP and may also delegate administration of the 2017 ESPP to a committee comprised of one or more members of our Board. Our Board has delegated administration of the 2017 ESPP to our Compensation Committee, but may, at any time, revest in itself some or all of the powers previously delegated to our Compensation Committee. Our Board and our Compensation Committee are each considered to be a “Plan Administrator” for purposes of this proposal. The Plan Administrator has the final power to construe and interpret both the 2017 ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the 2017 ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the 2017 ESPP.
Stock Subject to 2017 ESPP
Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the 2017 ESPP will be (i) 380,000 shares, plus (ii) pursuant to the evergreen provision in the 2017 ESPP, the number of shares that are automatically added on January 1st of each year for a period of up to nine years, commencing on January 1, 2018 and ending on (and including) January 1, 2026, in an amount equal to the lesser of (a) 1% of the total number of shares outstanding on December 31st of the preceding calendar year, and (b) 300,000 shares.

If any rights granted under the 2017 ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the 2017 ESPP. The shares of common stock issuable under the 2017 ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.
Offerings
The 2017 ESPP will be implemented by offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the 2017 ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (described further below under “Eligibility”).
The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on any purchase date during the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately following the purchase of shares of our common stock on such purchase date, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.
Eligibility
Any individual who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the 2017 ESPP) may participate in offerings under the 2017 ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the 2017 ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the 2017 ESPP.
No employee will be eligible to participate in the 2017 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.
As of March 1, 2017, we had approximately 135 employees.
Participation in the 2017 ESPP
An eligible employee may enroll in the 2017 ESPP by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions which may not exceed the maximum amount specified by the Plan Administrator, but in any case which may not exceed 15% of such employee’s earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.
Purchase Price
The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period, or (ii) 85% of the fair market value of a share of our common stock on the purchase date. As of April 7, 2017, the closing price of our common stock as reported on the NASDAQ Global Select Market was $18.67 per share.

Payment of Purchase Price; Payroll Deductions
The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the 2017 ESPP and deposited with our general funds.
Purchase Limits
In connection with each offering made under the 2017 ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant pursuant to such offering; (ii) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering; (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering; and/or (iv) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.
Withdrawal
Participants may withdraw from an offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the 2017 ESPP.
Termination of Employment
A participant’s rights under any offering under the 2017 ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law), or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.
Restrictions on Transfer
Rights granted under the 2017 ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant’s lifetime, such rights may only be exercised by the participant.
Changes in Capitalization
In the event of certain changes in our capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2017 ESPP; (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to the evergreen provision; (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding purchase rights; and (iv) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.
Effect of Certain Corporate Transactions
In the event of a corporate transaction (as defined in the 2017 ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the 2017 ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for such outstanding purchase rights; or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding purchase rights or does not substitute similar rights for such outstanding purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our common stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights will terminate immediately after such purchase.
For purposes of the 2017 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.
Duration, Amendment and Termination
The Plan Administrator may amend or terminate the 2017 ESPP at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.
Any outstanding purchase rights granted before an amendment or termination of the 2017 ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted; (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code); or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.
Notwithstanding anything in the 2017 ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit contributions in excess of the amount designated by a participant in order to adjust for mistakes in the processing of properly completed contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s contributions; (iv) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any offering to enable such purchase rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the 2017 ESPP. Any such actions by the Plan Administrator will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.
Federal Income Tax Information
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2017 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of common stock acquired under the 2017 ESPP. The 2017 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Rights granted under the 2017 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.
A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.
If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.
If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.
There are no federal income tax consequences to us by reason of the grant or exercise of rights under the 2017 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits
Participation in the 2017 ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the 2017 ESPP. In addition, our Board and our Compensation Committee have not granted any purchase rights under the 2017 ESPP that are subject to stockholder approval of this proposal. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2017 ESPP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for the fiscal year ended December 31, 2016 if the 2017 ESPP had been in effect, are not determinable. Our non-employee directors will not be eligible to participate in the 2017 ESPP.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE RETROPHIN, INC. 2017 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. At the 2014 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board of Directors has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking the stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the related practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis and related compensation tables contained in this proxy statement. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Summary of the Company’s Executive Compensation Philosophy
The Compensation Committee of the Board of Directors (the “Compensation Committee”) bases its executive compensation decisions on a number of objectives which include aligning management incentives with interests of stockholders, providing competitive compensation, appropriately balancing compensation risk in the context of the Company’s business strategy and meeting evolving compensation governance standards. The philosophy of the Compensation Committee in establishing the Company’s compensation policy for executive officers as well as all other employees is to:

•	align compensation plans with both short-term and long-term goals and objectives of the Company and stockholder interests;

•	attract and retain highly skilled individuals by offering compensation that compares favorably to other employers who are competing for available employees;

•	incentivize employees through a mix of base salary, bonus amounts based on achievement of defined corporate goals and long-term equity awards to generate returns for stockholders; and

•	pay for performance by ensuring that an ever increasing percentage of an individual’s compensation is performance-based as they progress to higher levels within the Company.
As discussed below in the Compensation Discussion and Analysis, we believe that we have adopted a compensation philosophy that provides strong alignment between executive pay and performance based on strategic goals designed to provide both near-term and long-term growth in stockholder value.
Accordingly, the Board of Directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and related compensation tables are hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board of Directors and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Vote Required
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting. Unless the Board of Directors decides to modify its policy regarding the frequency of soliciting say-on-pay advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will be at the 2018 Annual Meeting of Stockholders.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4

EXECUTIVE OFFICERS
The following is biographical information about our executive officers.

Name	Age	Current Position(s)
Stephen Aselage	65	President, Chief Executive Officer and Director
Neil F. McFarlane	44	Chief Operating Officer
Laura M. Clague	58	Senior Vice President and Chief Financial Officer
William E. Rote, Ph.D.	54	Senior Vice President and Head of Research and Development
Elizabeth E. Reed	46	Senior Vice President, General Counsel and Corporate Secretary
The following is certain biographical information describing the business experience of each of our executive officers who is not a director. Mr. Aselage’s biographical information can be found in Proposal 1.
Laura M. Clague has served as the Senior Vice President and Chief Financial Officer of the Company since November 2014. Ms. Clague previously served as the Chief Financial Officer of the San Diego and Ohio operations of Amylin Pharmaceuticals, Inc., a wholly owned subsidiary of Bristol-Myers Squibb. Prior to the acquisition by Bristol-Myers Squibb in 2012, Ms. Clague was the Vice President, Corporate Controller and Chief Accounting Officer of Amylin for 10 years, and during this time also served as the Chief Financial Officer of the Amylin/Lilly Collaboration. From 1988 to 1999, Ms. Clague was the director of finance and accounting operations for Sony Electronics, Inc. From 1985 to 1988, Ms. Clague served as internal audit supervisor at Cubic Corporation. From 1982 to 1985, Ms. Clague held various audit positions at KPMG. Ms. Clague also serves on the Board of Directors of LRAD Corporation where she chairs the Audit Committee and is on the Compensation Committee. Ms. Clague is a certified public accountant in the State of California, and has a B.S. in Business Administration from Menlo College.
Neil F. McFarlane has served as the Chief Operating Officer of the Company since August 2016. Previously, Mr. McFarlane served as Vice President of UCB, Inc., a biopharmaceutical company, from 2011-2016. He served as Vice President and General Manager of UCB’s U.S. Immunology Business Unit and most recently as Vice President for the Global Bone Business in collaboration with Amgen.  Prior to his positions at UCB, Mr. McFarlane held positions of increasing responsibility with Genzyme Corporation, a biotechnology company, and Sangstat Medical Corporation prior to its  acquisition by Genzyme, most recently serving as Vice President at Genzyme.   Mr. McFarlane served as an officer and enlisted soldier in the United States Army Reserves and received his B.S. and M.S. in Nursing from the University of Florida.
William E. Rote has served as Senior Vice President of Research & Development of the Company since February 2017. Previously, Dr. Rote led clinical development at Ardea Biosciences, a wholly owned subsidiary of AstraZeneca, serving as Vice President, Clinical Development from September 2014 to July 2016. From 2003 to 2014, Dr. Rote held numerous positions of increasing responsibility at Amylin Pharmaceuticals, Inc., a biopharmaceutical company, including Vice President, Site Head for Research & Development from September 2012, to July 2014, Vice President, Research & Product Development from January 2010 to September 2012, and Vice President, Corporate Development, New Ventures, from 2007 to 2010, among others. From 1993 to 2003, Dr. Rote served as Executive Director, Development of Corvas International, a biopharmaceutical company. He earned both his Ph.D. in Pharmacology and B.S. in Pre-Medicine from Pennsylvania State University, and received postdoctoral training from the University of Michigan.
Elizabeth E. Reed has served as our Senior Vice President, General Counsel and Corporate Secretary since January 2017. Previously, Ms. Reed served as Vice President, General Counsel and Secretary of Celladon Corporation, a publicly traded biotechnology company, from June 2014 to March 2016 and served as a legal consultant for several companies in the life sciences industry from 2013 to June 2014 and again during 2016. From 2001 to 2012, Ms. Reed led the legal function at Anadys Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, most recently serving as Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary until Anadys’ acquisition by Roche. Prior to Anadys, Ms. Reed was an attorney with the law firms Cooley LLP and Brobeck, Phleger & Harrison LLP. Ms. Reed is a member of the State Bar of California and received her B.S. in Business Administration from the Haas School of Business at the University of California, Berkeley and holds a J.D., cum laude, from Harvard Law School.
Our executive officers are elected by our Board of Directors and serve at the discretion of our Board of Directors until their successors have been duly elected and qualified or until their earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our executive compensation program for 2016 and certain elements of the 2017 program. It provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to the following individuals who are our Named Executive Officers (“NEOs”) for 2016:
•President and Chief Executive Officer, Stephen Aselage;
•Chief Operating Officer, Neil McFarlane;
•Chief Financial Officer, Laura Clague;
•Our Former EVP, R&D, Alvin Shih, Ph.D.; and
•Our Former General Counsel, Meg Valeur-Jensen, Ph.D.
Executive Summary
Business Overview
We are a fully integrated biopharmaceutical company with approximately 135 employees headquartered in San Diego, California, dedicated to delivering life-changing therapies to people living with rare diseases who have few, if any, treatment options. Our approach centers on our pipeline, featuring clinical-stage assets and pre-clinical discovery programs targeting rare diseases with significant unmet medical needs. Our research and development efforts are supported by revenues from our marketed products, Chenodal®, Cholbam® and Thiola®. In addition we regularly evaluate and, where appropriate, act on opportunities to expand our product pipeline through licenses and acquisitions of products in areas that will serve patients with serious or rare diseases and that we believe offer attractive growth characteristics.
2016 Corporate Performance Highlights
In 2016, we met most, but not all, of our stated corporate goals for fiscal 2016, which related to (i) total revenues, (ii) data read out from the Phase II DUET study of sparsentan, (iii) initiation of a trial for RE-024, (iv) agreement with the FDA on the addition of the CTX indication to the FDA approved label for Chenodal, (v) initiation of the Cholbam U.S. registry, (vi) at least one business development transaction, (vii) identification of lead compounds in the discovery program, (viii) expansion of the investor base, and (ix) internal operational objectives.
In 2016, we achieved our target revenues, with full year revenues 34% higher than in 2015, and made significant progress with our late stage clinical programs, sparsentan for FSGS and RE-024 for PKAN. We had a positive data read-out from the Phase II DUET study of sparsentan and obtained orphan drug designation of RE-024 in the European Union. While not a stated goal for 2016, we also reached agreement with the FDA on a Special Protocol Assessment for a single Phase 3 trial of RE-024. We met the goal of initiating the Cholbam U.S. registry, as well as goals relating to expanding our investor base and internal operational objectives. The specific discovery and business development related goals were not achieved due to changing priorities or outside considerations, however the Compensation Committee and the Board recognized that the right outcome, in light of the particular circumstances at play, had resulted from those endeavors. We continue our efforts to reach agreement with the FDA on the addition of the CTX indication to the FDA approved label for Chenodal and are positioned to initiate the Phase 3 trial of RE-024 in mid-2017. Upon the year-end assessment of 2016, taking into account the goal achievement and our overall progress for the year, our Compensation Committee and the independent members of the Board of Directors concluded that we had achieved our corporate objectives for fiscal 2016 at the 85% level.
Other Compensation Program Highlights
Pay for Performance/At Risk Pay

•	A significant portion of our CEO’s and other executive officers’ compensation is at risk; this includes cash incentives, stock options and vesting of performance restricted stock units (“PRSUs”).
Independent Compensation Consultant and Analysis

•	The Compensation Committee engages an independent compensation consultant to analyze the competitive landscape and make recommendations regarding the compensation of our executive officers.

Role of the Compensation Committee
The Compensation Committee reviews and approves the Company’s compensation policies. During 2016, the Compensation Committee consisted of Messrs. Lyons and Golding and Dr. Kozarich. As discussed in greater detail below, the Compensation Committee takes into consideration peer groups, survey data and advice from independent compensation consultants when setting the compensation structure and compensation philosophy for the Company. The Compensation Committee’s complete roles and responsibilities are set forth in a written charter which was adopted by the Board of Directors and is available at www.retrophin.com. Some of the significant roles and responsibilities of the Committee include:

•	reviewing and, if necessary, revising the compensation philosophy of the Company;

•
reviewing and approving corporate goals and objectives relating to the compensation of the Company’s executive officers, and evaluating the performance of the Company’s executive officers (other than the CEO who is reviewed by the Board of Directors) in light of the Company’s goals and objectives;

•	reviewing and recommending to the Board of Directors the compensation of the CEO;

•
reviewing and approving (or recommending to the Board) compensation for the other executive officers, and guidelines for salaries, merit salary increases, cash incentive payments, stock based grants and performance based stock grants for all other employees of the Company;

•	reviewing and approving all employment agreements for executive officers;

•	reviewing and approving all promotions to executive officer positions and all new hires of executive officers;

•	reviewing and approving director compensation;

•	making recommendations to the Board of Directors with regard to equity incentive plans and administering stock option, employee pension and benefit plans;

•	managing and reviewing executive officer and director indemnification and insurance matters;

•	retaining compensation consultants and independent advisors from time to time to advise the Compensation Committee on compensation policies and plans;

•	complying with requirements established by the SEC, assessing the risks arising from the Company’s compensation policies and taking any actions required as a result thereof; and

•	reviewing and discussing the Compensation Discussion and Analysis to be included as part of the Company’s annual proxy statement.
Compensation Philosophy Overall Compensation Determination Process
In order to create value for our stockholders, we believe it is critical to attract, motivate and retain key executive talent by providing competitive compensation packages. Accordingly, we design our executive compensation programs to attract, motivate and retain executives with the skills and expertise to execute our business plans, and reward those executives fairly over time for actions consistent with creating long-term stockholder value. The market for talented individuals in the life sciences industry is highly competitive. Our compensation philosophy for executive officers provides that cash compensation should be structured such that between base salary and cash incentives, a meaningful portion of the executive officer’s total cash compensation is at risk. Non-cash long-term equity compensation for executive officers should be designed to reward and retain key employees as well as motivate executive officers to increase long-term stockholder value. The Compensation Committee believes that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
The implementation of the compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the Compensation Committee. The compensation for our CEO, Mr. Aselage, as well as the other executive officers, is approved by the Compensation Committee in consultation with our other independent directors. Management, under guidelines and procedures approved by the Compensation Committee, determines the compensation of our other employees.
The Compensation Committee generally meets approximately six times per year. In the first quarter of the year, the performance of each executive officer for the prior year and peer group compensation data are reviewed by the Compensation Committee, and base salary adjustments and cash incentive payouts are discussed and approved. Also during the first quarter of the year, Company-wide performance goals for the then current year are discussed with the Board of Directors and approved by the Compensation Committee or the Board of Directors. In the second quarter of the year, annual equity grants to each executive officer are discussed and approved. At mid-year meetings the Compensation Committee reviews the Company’s compensation philosophy, policies and procedures. Meetings in the fourth quarter of the year generally focus on preliminary assessment of Company goal achievement for the year, selection of the peer group for the following year and the structure of executive officer performance reviews.

Compensation Consultants and Peer Group
The Compensation Committee uses the services of an independent compensation consultant who is retained by and reports directly to the Compensation Committee. The Compensation Committee selected Radford, an AON Hewitt Company, as a third party compensation consultant to assist the Compensation Committee in establishing 2016 and 2017 overall compensation levels. Radford conducted analyses and provided advice on, among other things, the appropriate peer group, executive compensation for our executive officers and compensation trends in the life sciences industry. The Compensation Committee annually assesses the independence of Radford under the guidelines promulgated by the SEC and has determined that Radford is independent and, other than routine survey data, has not provided the Company with any other compensation-related services other than those requested by the Compensation Committee.
In order to evaluate the Company’s competitive position in the industry related to executive officer compensation, the Compensation Committee has historically reviewed and analyzed the compensation packages, including base salary levels, cash incentive awards and equity awards, offered by biotechnology and pharmaceutical companies within a designated peer group, and with data from Radford’s Global Life Sciences Survey for similarly sized companies. The Compensation Committee believes selection of a broad peer group on an annual basis provides the best long-term trend data for companies that compete with the Company for talent. The peer group is established annually by the Compensation Committee based on the advice of its independent compensation consultant taking into consideration various factors including size, market capitalization, location to key biotech talent hubs, and comparable stage of development.
For equity awards granted and cash based compensation paid for 2016, the peer group consisted of: Aegerion Pharmaceuticals, Agenus, AMAG Pharmaceuticals, Amicus Therapeutics, Arena Therapeutics, BioCryst Pharmaceuticals, Enanta Pharmaceuticals, Exelixis, Halozyme Therapeutics, ImmunoGen, Insmed, MacroGenetics Merrimack Pharmaceuticals, Omeros Corporation, Raptor Pharmaceuticals, Sangamo Biosciences, Spectrum Pharmaceuticals, Sucampo Pharmaceuticals, and Vanda Pharmaceuticals.
For equity awards to be granted and cash based compensation to be paid for 2017, the peer group consisted of 13 retained historical peers supplemented with seven new additions to comprise the following peer group: Agios Pharmaceuticals, AMAG Pharmaceuticals, Amicus Therapeutics, Arena Therapeutics, Ariad Pharmaceuticals, BioCryst Pharmaceuticals, Corcept Therapeutics, Exelixis, Halozyme Therapeutics, ImmunoGen, INSYS Therapeutics, Merrimack Pharmaceuticals, Momenta Pharmaceuticals, Omeros Corporation, Pacira Pharmaceuticals, Raptor Pharmaceuticals, Spectrum Pharmaceuticals, Sucampo Pharmaceuticals, Supernus Pharmaceuticals and Vanda Pharmaceuticals.
Components of Compensation
The Company’s compensation program for executive officers consists of six components: base salary, cash incentives, long-term equity awards, retirement benefits as provided under the Company’s 401(k) plan, severance agreements and other benefits. The Company uses the peer group established by the Compensation Committee as a guideline for establishing base salaries, cash incentives and long-term equity award components of compensation. The CEO annually reviews the performance of each executive officer (other than himself) and reports the results of the reviews to the Compensation Committee. The independent members of the Board of Directors, in consultation with the Compensation Committee, annually review the performance of the CEO.
The Compensation Committee considers each executive officer’s performance, contribution to goals, responsibilities, experience, qualifications, and where in the competitive range the executive officer compares to the Company’s identified peer group when determining the appropriate compensation for each executive officer. The Compensation Committee considers each component of compensation independently and therefore there is no direct correlation between any of the components. Each compensation component is described below.
Base Salary
The base salary is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the life sciences industry. As a general matter, the base salary for each executive officer is based on the scope of each executive officer’s responsibilities, as well as their qualifications, breadth of experience, performance record and depth of applicable functional expertise. The base salary is established and adjusted to be within the range of the applicable peer group, enabling the Company to attract, motivate, reward and retain highly skilled executives. Base salaries of the executive officers are reviewed by the Compensation Committee, in consultation with the independent members of the Board of Directors, annually in light of Company goal attainment, executive officer performance and peer group data. Year-to-year adjustments to each executive officer’s base salary are based upon sustained superior performance, changes in the general level of base salaries of persons in comparable positions within our industry, and the average merit salary increase for such year for all employees of the Company established by the Compensation Committee, as well as other factors the Compensation Committee judges to be pertinent during an assessment period. In making base salary decisions, the Compensation Committee exercises its judgment to determine the appropriate weight to be given to each of these factors. Adjustments may also be made during the fiscal year for promotions, highly urgent retention reasons, superior performance in response to changed or challenging circumstances, and similar special circumstances. The NEOs’ annualized base salaries for 2016 were as follows: $516,500 for Mr. Aselage, $369,800 for Ms. Clague, $475,000 for Mr. McFarlane, $463,500 for Dr. Shih, and $437,800 for Dr. Valeur-Jensen.
Effective March 1, 2017, base salary increases were implemented based on the Company’s corporate performance in 2016, a review (as described above) of each NEO’s performance, and base salary positioning relative to similar officers in our peer group. The NEOs’ annualized base salaries for 2017 are as follows: $560,000 for Mr. Aselage, $385,000 for Ms. Clague and $482,125 for Mr. McFarlane.
Cash Incentives
The Compensation Committee’s philosophy in establishing the Company’s cash incentive program is to provide a mix of compensation between base salary and total cash compensation such that a meaningful portion of the total target cash compensation is at risk for executive officers each year. The cash incentive program, including corporate goals and target payouts, are reviewed and approved by the Compensation Committee annually. The corporate goals are prepared in an interactive process between management and the Board of Directors based on the Company’s business plan and budget for the year. Cash incentive payments are linked to the attainment of overall corporate goals. The Compensation Committee establishes the target and maximum potential amount of each executive officer’s cash incentive payment annually.
In February 2016, the Compensation Committee approved the adoption of the 2016 Retrophin, Inc. Executive Officer Annual Bonus Plan (the “2016 Bonus Plan”) for the executive officers of the Company. Pursuant to the terms of the 2016 Bonus Plan, the target bonus percentage was set at 60% of base salary for the Company’s CEO and 50% of base salary for the other executive officers.
The amounts paid under the 2016 Bonus Plan were based on the determination by the Compensation Committee and the Board of Directors of the achievement of the 2016 corporate performance goals. Based on actual performance during 2016, the Compensation Committee was permitted, in its sole discretion, to increase or decrease the amounts paid under the 2016 Bonus Plan within a range between 0% and 125%, provided, that no payments would have been made pursuant to the 2016 Bonus Plan in the event that the Compensation Committee determined that less than 50% of the corporate performance goals were achieved.
Both the target and maximum target percentages set forth in the 2016 Bonus Plan were consistent with the applicable peer group data for the CEO as well as the other executive officers.
Under the 2016 Bonus Plan, an executive officer must be an employee of the Company on the date the cash incentive is actually paid in order to receive the cash incentive. An employee who becomes an executive officer during the fiscal year may be eligible for a pro-rated cash incentive at the discretion of the Compensation Committee, generally provided the executive officer has been employed a minimum of three months during the calendar year. No clawback policy has been adopted by the Company at this time. The Compensation Committee believes that the performance goals established for incentives do not encourage excessive risk taking or have potential for encouraging behavior that may impact the Company negatively in future years.
The corporate performance goals for the 2016 Bonus Plan related to:

•	financial targets including revenues;

•	sparsentan clinical trial progress, including data read-out;

•	RE-024 development progress, including initiation of clinical trial;

•	agreement with the FDA on a path forward for the addition of CTX indication to the FDA approved label for Chenodal

•	initiation of Cholbam U.S. registry;

•	at least one business development transaction;

•	identification of lead compounds in the discovery program;

•	expansion of the investor base; and

•	internal operational objectives.
In February 2017, the Compensation Committee, in consultation with the other independent members of the Board of Directors, determined that in totality, the Company met or came close to meeting its overall performance objectives for 2016, with recognition that certain specific goal objectives were not met. The basis for such determination included:

•	substantial achievement of total revenue and budget targets;

•
significant progress on the sparsentan related goals, including the positive data read-out from the Phase 2 DUET study of sparsentan in the third quarter of 2016 and the additional release of data at the American Society of Nephrology (ASN) conference in the fourth quarter of 2016;

•
solid progress on the RE-024 program, including receipt of EU orphan drug designation, as well as reaching agreement with the FDA through Special Protocol Assessment for a single Phase 3 study for the program, which had not been a formal goal;

•	recognition of the continued efforts to reach agreement with the FDA on a path forward for the addition of CTX indication to the FDA approved label for Chenodal;

•	initiation of the Cholbam U.S. registry;

•	the Board-approved shift in lead discovery research focus;

•	continued business development efforts, but that a significant transaction was not effected in 2016;

•	addition of high quality institutional investors; and

•	successful achievement of internal operational objectives.
Based on these achievements and considerations, the Compensation Committee awarded cash incentive payouts for our NEOs under the 2016 Bonus Plan based on an 85% corporate performance goal achievement. For example, this 85% achievement rate yielded Mr. Aselage a cash incentive award of approximately 51% of his 2016 base salary (85% of the 60% target cash incentive percentage). The individual amounts approved by the Compensation Committee for each NEO and awarded pursuant to the 2016 Bonus Plan were: Mr. Aselage, $263,415; Mr. McFarlane, $84,115 (pro-rated for partial year employment); Ms. Clague, $157,165; and Dr. Valeur-Jensen, $186,065. Dr. Shih’s employment terminated during 2016 and accordingly, he was not eligible for a 2016 bonus. Dr. Valeur-Jensen served as our General Counsel until December 31, 2016 and was eligible for a 2016 bonus by virtue of her retirement and transition agreement.
In February 2017, the Compensation Committee approved the adoption of the 2017 Retrophin, Inc. Executive Officer Annual Bonus Plan (the “2017 Bonus Plan”) for the Company’s executive officers. The assigned target bonus percentage of each participant in the 2017 Bonus Plan did not change from the 2016 Bonus Plan, and remain substantially similar to the applicable peer group data for the CEO, as well as the other executive officers. Based on actual performance during 2017, the Compensation Committee is permitted, in its sole discretion, to increase or decrease the amounts paid under the 2017 Bonus Plan within a range between 0% and 150%, provided, that no payments will be made pursuant to the 2017 Bonus Plan in the event that the Compensation Committee determines that less than 50% of the corporate performance goals are achieved. The Compensation Committee approved the increase to the upper limit of the range from 125% under the 2016 Bonus Plan to 150% for the 2017 Bonus Plan in order to increase the potential performance incentives under the Bonus Plan.
The corporate performance goals under the 2017 Bonus Plan relate primarily to the following:

•	total revenues;

•	progress of the sparsentan Phase 3 clinical trial;

•	progress of the RE-024 Phase 3 clinical trial;

•	CMC/manufacturing objectives for the Company's development and commercial stage programs;

•	business development objectives;

•	objectives related to the investment community; and

•	internal operational objectives.
The Compensation Committee did not assign formal weightings to the corporate performance goals under the 2017 Bonus Plan. The corporate performance goals under the 2017 Bonus Plan are designed to enhance shareholder value and the long-term success of the Company.
Long-Term Equity Awards
The Compensation Committee provides the Company’s executive officers with long-term incentive compensation through grants of stock options, restricted stock units (“RSUs”), and PRSUs under the Company’s equity compensation plans. These equity-based programs create a strong link to the Company’s long-term financial performance, create an ownership culture and closely align the interests of our executive officers with those of our stockholders. The Compensation Committee believes that these grants directly motivate an executive officer to maximize long-term stockholder value and serve as an effective tool for incentivizing and retaining those executive officers who are most responsible for influencing stockholder value. The grants also utilize vesting periods, both performance-based and time-based, that encourage key executive officers to continue in the employ of the Company. The Compensation Committee considers each grant subjectively, considering factors such as the individual performance of the executive officer, the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals, and the ability of such grants to retain and motivate key executive officers. The equity awards for each year are set to be competitive with the applicable peer group to enable the Company to attract, motivate, and retain highly skilled executive officers. Long-term incentives granted in prior years are also taken into consideration, but do not play a significant role in current year determinations.
It has been the Company’s practice to make equity-based awards to our executive officers on an annual basis. Prior to January 1, 2017, recent grants of annual stock option awards typically vest on a quarterly basis, ratably, over three years and have a ten year term. In 2016, the Compensation Committee approved the application of a new standard vesting schedule for annual and new hire stock option grants for grants made on or after January 1, 2017, with such grants to typically vest on a quarterly basis, over four years, with new hire grants having a one year cliff vest. Additionally, all stock option awards are priced based upon the closing price of the Company’s common stock on the date of grant. Recent grants of RSUs do not have a standardized vesting schedule and instead are subject to vesting determinations at the time of grant on an award by award basis, typically with a minimum 12 month vesting period. PRSU grants vest upon achievement of certain corporate objectives. Equity-based awards to our executive officers are reviewed by the Compensation Committee annually in light of Company goal attainment, executive officer performance evaluations and peer group data. Prior year actual gains from the exercise of vested equity grants are not considered in the determination of current year compensation.
The Compensation Committee also considers the Company’s annual burn rate of equity grants as compared to industry standards when determining the long-term equity component of compensation. Burn rate is defined as the number of shares underlying equity grants for a given year divided by the total shares outstanding at the end of that same year.
In May 2016, the Board of Directors considered the factors outlined above, and approved stock option awards and PRSUs to the executive officers. The equity based awards were determined based on the Company’s 2015 performance, each executive officer’s individual performance, each executive officer’s contribution to long-term strategic and performance goals, as well as retention and motivation of the executive officers. The individual grants of stock options and PRSUs to the NEOs were: Mr. Aselage 160,000 stock options and 40,000 PRSUs; and Ms. Clague and Dr. Shih each 60,000 stock options and 15,000 PRSUs. Dr. Valeur-Jensen received a grant of 50,000 RSUs pursuant to the terms of her retirement and transition agreement.
The Compensation Committee, in consultation with the independent members of the Board of Directors, determined with respect to the 2016 equity grants made to the executive officers (other than Dr. Valeur-Jensen who was retiring) that the use of both stock options, which vest quarterly over a three year period, and PRSUs, which vest upon achievement of certain corporate objectives, were the appropriate equity compensation vehicles. The PRSUs represent a multi-year grant and are expected to be a one-time grant for the sole purpose described below. Vesting of these awards is designed to require significant effort over time for the executive officers to realize any value from these grants. If the vesting criteria outlined below are achieved, we believe significant shareholder value will be created. The PRSUs granted in 2016 vest in full upon the later of (i) 12 months from their date of grant or (ii) the Company’s acquisition of a new product or product candidate meeting certain specified conditions.
The Compensation Committee, in consultation with the independent members of the Board of Directors, intends to approve 2017 annual grants to eligible employees of the Company, including eligible executive officers, in May 2017, following the Annual Meeting of Stockholders.
Retirement Benefits
The terms of the Company’s 401(k) Savings Plan (the “401(k) Plan”) provide for executive officer and broad-based employee participation on the same general terms. Under the 401(k) Plan, all Company employees are eligible to receive discretionary matching contributions from the Company that have three year vesting, based on the terms of the 401(k) Plan. The Company’s matching contribution to the 401(k) Plan is 50% of eligible participant contributions up to 6% of earnings, subject to applicable federal limits.
Other Benefits
Executive officers are eligible to participate in the Company’s employee benefit plans on the same terms as all other full-time employees. These plans include medical, dental and life insurance. Executive officers are eligible for four weeks of vacation.
Severance Benefits
Executive officers are eligible to receive severance benefits in connection with terminations of employment as more fully described below in Employment Contracts. The Compensation Committee believes that the executive officer severance arrangements reflect current market standards and severance benefits competitive with those provided by our peer group. The Compensation Committee believes that in order to continue to retain the services of our key executive officers, it is important to provide them with some income and benefit protection against an involuntary termination of employment.

The Compensation Committee further believes that in order to continue to retain the services of our key executive officers and focus their efforts on stockholder interests when considering strategic alternatives, it is important to provide them with enhanced income and benefit protection against loss of employment in connection with a change of control of our Company and thereby align the interests of our stockholders and our executive officers. However, the Company does not provide for such benefits solely in the event of a change of control because we believe that our executive officers are materially harmed only if a change of control results in our executive officers’ involuntary loss of employment, reduced responsibilities, reduced compensation, or other adverse change in the nature of the employment relationship.
Equity Trading Policies and Procedures
The Company has policies and procedures to prohibit direct or indirect participation by employees of the Company in transactions involving trading activities in Company common stock which by their aggressive or speculative nature may give rise to an appearance of impropriety. Such prohibited activities would include the purchase of put or call options, or the writing of such options as well as short sales, hedging transactions such as “cashless” collars, forward sales, equity swaps and other related arrangement which may indirectly involve short-sale and any other transactions designed for profit from short-term movement in the Company’s stock price.
There are no transactions involving pledging or margining Company common stock as of the Record Date.
Tax Considerations
Internal Revenue Code Section 162(m)
The Compensation Committee considers the potential impact under Internal Revenue Code Section 162(m) whereby we can only deduct up to $1.0 million of the compensation we pay to named executive officers each taxable year unless such compensation is “performance-based compensation” within the meaning of the Internal Revenue Code. The Compensation Committee has determined that any gain related to the exercise of a stock option granted under any of our stockholder-approved stock option plans with an exercise price at least equal to the fair value of our common stock on the date of grant qualifies under the Internal Revenue Code as performance-based compensation and therefore is not subject to the $1.0 million limitation. However, deductibility is not the sole factor used by the Compensation Committee in ascertaining appropriate levels or manner of compensation and corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). Accordingly, we may enter into executive officer compensation arrangements under which payments are not deductible under Section 162(m).
EXECUTIVE COMPENSATION
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Non-Equity Incentive Compensation	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Stephen Aselage(2)	2016	510,417	—		263,415	649,200	1,567,712	7,950	(9)	2,998,694
President, Chief Executive Officer and Director	2015	480,000	—		302,400	1,202,130	3,453,135	—		5,437,665
	2014	202,170	—		121,000	1,009,000	7,206,000	12,500	(3)	8,550,670
Laura Clague	2016	368,000	—		157,165	243,450	587,892	7,950	(9)	1,364,457
Chief Financial Officer	2015	353,000	—		186,680	487,350	1,381,254	—		2,408,284
	2014	41,875	25,000	(5)	—	—	668,980	—		735,855
Neil McFarlane	2016	179,952	100,000	(6)	84,115	792,900	1,271,544	3,065	(7)	2,431,575
Chief Operating Officer
Alvin Shih, M.D. (10)	2016	428,127	—		—	243,450	587,892	—		1,259,469
Former Executive Vice President of Research and Development	2015	450,000	—		234,000	487,350	1,381,254	—		2,552,604
	2014	262,500	50,000	(4)	118,250	3,165,490		—		3,596,240
Margaret Valeur-Jensen, Ph.D. (11)	2016	435,666	—		186,065	782,500		50,514	(8)	1,454,745
	2015	425,000	—		221,000	487,350	1,381,254	—		2,514,604
Former General Counsel	2014	70,833	25,000	(5)	—	945,000		—		1,040,833

_______________________

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the equity awards granted during 2014, 2015 and 2016 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). These amounts do not reflect the actual economic value that will be realized by the named executive officer in connection with such equity awards. For a discussion of valuation assumptions, see Note 12 of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)	Mr. Aselage was appointed as our Chief Executive Officer in November 2014.

(3)	The amount reported represents fees paid to Mr. Aselage as a member of the Board of Directors prior to becoming an employee.

(4)	Represents a signing bonus paid to Dr. Shih upon his entering into employment with the Company.

(5)	Represents a cash bonus paid related to 2014 performance that was not pre-established or communicated.

(6)	Represents a cash signing bonus paid to Mr. McFarlane upon his entering into employment with the Company.

(7)	Represents relocation expenses paid by the Company on behalf of Mr. McFarlane.

(8)	Represents accumulated vacation which was paid to Dr. Valeur-Jensen upon her resignation and the Company's 401(k) match.

(9)	Represents the Company's 401(k) match.

(10)	Dr. Shih resigned from the Company effective October 31, 2016.

(11)	Dr. Valeur-Jensen resigned from the Company effective December 31, 2016.

Grants of Plan Based Awards
The following table presents information regarding the grants of plan-based awards to the NEOs made during the fiscal year ended December 31, 2016:

Name	Grant Date	All Other Stock Awards: No. of Shares or Units (5)	All Other Option Awards: No. of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Stephen Aselage	5/19/2016	40,000	—	—	$649,200	(1)(2)
	5/19/2016	—	160,000	$16.23	$1,567,712	(1)(2)
Laura Clague	5/19/2016	15,000	—	—	$243,450	(1)(2)
	5/19/2016	—	60,000	$16.23	$587,892	(1)(2)
Neil McFarlane	8/15/2016	30,000	—	—	$528,600	(3)(6)
	8/15/2016	15,000	—	—	$264,300	(3)(6)
	8/15/2016	—	120,000	$17.62	$1,271,556	(3)(6)
Alvin Shih, M.D.	5/19/2016	15,000	—	—	$243,450	(1)(2)
	5/19/2016	—	60,000	$16.23	$587,892	(1)(2)
Margaret Valeur-Jensen, Ph.D.	2/1/2016	50,000	—	—	$782,500	(1)(4)
____________________________

(1)
The options and RSUs were granted pursuant to the 2015 Plan, with option awards having an exercise price equal to the closing market price of the Company’s common stock on the date of grant. The option awards are time-based awards, which vest quarterly, on a pro-rata basis, over three years and have a term of ten years.

(2)	Reflects the grant date per share Black-Scholes value of $9.7982 for option awards and the grant date per share value of $16.23 for RSUs, which was calculated in accordance with ASC 718.

(3)	Reflects the grant date per share Black-Scholes value of $10.57 for option awards and the grant date per share value of $17.62 for RSUs, which was calculated in accordance with ASC 718.

(4)	Reflects the grant date per share value of $15.65 for RSUs, which was calculated in accordance with ASC 718

(5)
Consists of 40,000 PRSUs granted to Mr. Aselage, 15,000 PRSUs granted to each of Ms. Clague, and Dr. Shih. 30,000 PRSUs and 15,000 RSU's granted to Mr. McFarlane and 50,000 RSUs granted to Dr. Valeur-Jensen. The PRSUs vest upon the Company’s achievement of a specified business development milestone; provided, however, that no portion of the PRSUs shall vest prior to the one-year anniversary of the grant date and that Mr. McFarlane's vest upon the Company’s achievement of specified revenue, business development and regulatory milestones. Mr McFarlane's RSUs are time based awards, one third of which vests on the one year anniversary of the date of grant and the remaining two thirds vesting in equal quarterly installments over the next two years. Dr. Valeur-Jensen RSUs vest upon the completion of certian transition related activities or December 31, 2016, whichever is earlier.

(6)
Options PRSUs and RSUs granted to Mr. McFarlane were issued as inducement awards outside of the 2015 Plan, with the option award having an exercise price equal to the closing market price of the Company’s common stock on the date of grant. The option award is a time-based award, one third of which vests on the one year anniversary of the date of grant and the remaining two thirds vesting in equal quarterly installments over the next two years. The Option and RSUs have a term of ten years.

Outstanding Equity Awards at Fiscal Year-End
The following table presents the outstanding equity awards held by each of the NEOs as of the end of the fiscal year ended December 31, 2016.

		Option Awards					Stock Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen Aselage	5/19/2016(1)	26,666	133,334		$16.23	5/19/2026	—	—	—	$—
	5/19/2016(3)	—	—				—	—	40,000	$757,200
	7/1/2015(1)	62,500	87,500		$32.49	7/1/2025	—	—	—	$—
	7/1/2015(2)	—	—				—	—	37,000	$700,410
	11/6/2014	300,000	—		$10.09	11/6/2024	—	—	—	$—
	12/6/2013	12,000	—		$8.70	12/6/2023	—	—	—	$—
Laura Clague	5/19/2016(1)	10,000	50,000		$16.23	5/19/2026	—	—	—	$—
	5/19/2016(3)	—	—				—	—	15,000	$283,950
	7/1/2015(1)	25,000	35,000		$32.49	7/1/2025	—	—	—	$—
	7/1/2015(2)	—	—				—	—	15,000	$283,950
	11/17/2014(4)	66,666	33,334		$9.45	11/17/2024	—	—	—	$—
Neil McFarlane	8/15/2016(7)	—	120,000		$17.62	8/15/2026	—	—	—	$—
	8/15/2016(8)	—	—				—	—	15,000	$283,950
	8/15/2016(9)	—	—				—	—	30,000	$567,900
Alvin Shih, M.D.	5/19/2016(1)	5,000	55,000		$16.23	1/31/2017	—	—	—	$—
	5/19/2016(3)	—	—				—	—	15,000	$283,950
	7/1/2015(1)	25,000	35,000		$32.49	1/31/2017	—	—	—	$—
	7/1/2015(2)	—	—				—	—	15,000	$283,950
	5/23/2014(5)	—	—				38,333	$725,644	—	$—
Margaret Valeur- Jensen, Ph.D.	2/1/16(6)	—	—				50,000	$946,500	—	$—
	7/1/2015(1)	25,000	35,000		$32.49	3/31/2017	—	—	—	$—
	7/1/2015(2)	—	—				—	—	15,000	$283,950
____________________________

(1)	Represents an option award which vests in equal quarterly installments during the three year period following the date of grant.

(2)
Represents PRSUs, which will vest upon the Company’s achievement of specified revenue and regulatory milestones. The market value of PRSUs that have not vested is derived by multiplying the number of PRSUs that have not vested as of December 31, 2016 by $18.93, the closing price of the Company’s common stock on December 31, 2016.

(3)	Represents PRSUs which will vest upon the Company’s acquisition of a new product or new product candidate meeting certain specified conditions.

(4)
Represents an option award granted in connection with the start of Ms. Clague’s employment with the Company. The shares subject to the option award vest in equal quarterly installments over the three year period following the start of her employment with the Company.

(5)
Represents an RSU granted in connection with the start of Dr. Shih’s employment with the Company. The shares subject to the RSU vest in equal quarterly installments over the three year period following the start of his employment with the Company. The market value of RSUs that have not vested is derived by multiplying the number of RSUs that have not vested as of December 31, 2016 by $18.93, the closing price of the Company’s common stock on December 31, 2016.

(6)
Represents an RSU granted in connection with Dr. Valeur-Jensen’s retirement and transition agreement with the Company dated February 1, 2016. The shares subject to the RSU vest upon the completion of certain transition related activities or December 31, 2016, whichever is earlier.

(7)
Represents an option award granted in connection with the start of Mr. McFarlane’s employment with the Company. One third of the shares subject to the RSU vest on the one year anniversary of the date of grant and the remaining two thirds will vest in equal quarterly installments over the next two years.

(8)
Represents an RSU granted in connection with the start of Mr. McFarlane’s employment with the Company. One third of the shares subject to the RSU vest on the one year anniversary of the date of grant and the remaining two thirds will vest in equal quarterly installments over the next two years. The market value of RSUs that have not vested is derived by multiplying the number of RSUs that have not vested as of December 31, 2016 by $18.93, the closing price of the Company’s common stock on December 31, 2016.

(9)
Represents PRSUs, which will vest upon the Company’s achievement of specified revenue, business development and regulatory milestones. The market value of PRSUs that have not vested is derived by multiplying the number of PRSUs that have not vested as of December 31, 2016 by $18.93, the closing price of the Company’s common stock on December 31, 2016.

Option Exercises and Stock Vested Table
The following table shows for the fiscal year ended December 31, 2016, certain information regarding option exercises and stock vested during the last fiscal year with respect to the NEOs:

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Stephen Aselage	—	—	—	—
Laura Clague	—	—	—	—
Neil McFarlane	—	—	—	$—
Alvin Shih, M.D.	—	—	76,667	$1,315,017
Margaret Valeur-Jensen, Ph.D.	—	—	—	—
____________________________

(1)	Information relates to restricted stock units that vested during 2016.

(2)	Value is calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.
Potential Payments Upon Termination or Change-in-Control.
The following tables set forth the potential severance benefits payable to our current NEOs under certain circumstances, assuming such event occurred on December 31, 2016:
Potential Payment upon Termination Table*

Name	Severance (1)	Accrued Compensation (2)	Stock Awards (3)	Medical (4)	Total
Stephen Aselage	$1,239,600	$59,596	$1,673,610	$29,997	$3,002,803
Laura Clague	$554,700	$31,438	$937,906	$1,963	$1,526,007
Neil McFarlane	$712,500	$13,770	$751,713	$28,463	$1,506,446
____________________________

*	Reflects a termination without cause or due to a constructive termination, or deemed termination, prior to a change in control.

(1)
For the NEOs other than our Chief Executive Officer, amount represents the executive’s base salary plus their target bonus, as of December 31, 2016, times 1.0, payable in equal installments over the 12-month period following separation and on our normal payroll schedule. For our Chief Executive Officer, amount represents his base salary plus his target bonus, as of December 31, 2016, times 1.5, payable in equal installments over the 18-month period following separation and on our normal payroll schedule.

(2)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2016.

(3)
The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options and restricted stock units as of December 31, 2016, that would vest in accordance with the executive officers’ employment agreements, as discussed further below. Values were derived using the closing price of the Company’s common stock on December 31, 2016 of $18.93.

(4)	Medical is comprised of health insurance premiums for the period specified in each executive officer’s employment contract, as discussed further below.
Potential Payment upon Change-in-Control Table*

Name	Severance (1)	Accrued Compensation (2)	Stock Awards (3)	Medical (4)	Total
Stephen Aselage	$1,652,800	$59,596	$1,817,612	$39,996	$3,570,004
Laura Clague	$832,050	$31,438	$1,018,906	$2,945	$1,885,339
Neil McFarlane	$1,068,750	$13,770	$1,009,050	$42,695	$2,134,265
____________________________

*	Reflects benefits to be provided upon a termination without cause, or due to a constructive termination, within a specified time following a change-in-control.

(1)
For the NEOs other than our Chief Executive Officer, amount represents the executive’s base salary plus their target bonus, as of December 31, 2016, times 1.5, payable in a lump sum within 10 days following the date of an effective release of claims. For our Chief Executive Officer, amount represents his base salary plus his target bonus, as of December 31, 2016, times 2.0, payable in a lump sum within 10 days following the date of an effective release of claims.

(2)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2016.

(3)
The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options and restricted stock units as of December 31, 2016 that would vest in accordance with the executive officers’ employment agreements, as discussed further below. Values were derived using the closing price of the Company’s common stock on December 31, 2016 of $18.93.

(4)	Medical is comprised of health insurance premiums for the period specified in each executive officer’s employment contract, as discussed further below.
Potential Payment upon Termination by Disability Table*

Name	Base Salary (1)	Bonus (2)	Accrued Compensation (3)	Stock Awards (4)	Medical (5)	Total
Stephen Aselage	$774,750	$309,900	$59,596	$1,673,610	$39,996	$2,857,852
Laura Clague	$369,800	$184,900	$31,438	$937,906	$1,963	$1,526,007
Neil McFarlane	$475,000	$237,500	$13,770	$751,713	$28,463	$1,506,446
____________________________

*	Reflects a termination due to disability.

(1)
For the NEOs other than our Chief Executive Officer, this amount represents the executive’s base salary, as of December 31, 2016, payable in accordance with the Company’s standard payroll practices over the 12-month period following separation. For our Chief Executive Officer, amount represents his base salary, as of December 31, 2016, payable in accordance with the Company’s standard payroll practices over the 18-month period following separation.

(2)	For all NEOs, this amount represents executive’s target bonus, as of December 31, 2016.

(3)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2016.

(4)
The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options and restricted stock units as of December 31, 2016 that would vest in accordance with the executive officers’ employment agreements, as discussed further below. Values were derived using the closing price of the Company’s common stock on December 31, 2016 of $18.93.

(5)	Medical is comprised of health insurance premiums for the period specified in each executive officer’s employment contract, as discussed further below.

Potential Payment upon Termination by Death Table*

Name	Bonus (1)	Accrued Compensation (2)	Stock Awards (3)	Total
Stephen Aselage	$309,900	$59,596	$—	$369,496
Laura Clague	$184,900	$31,438	$—	$216,338
Neil McFarlane	$237,500	$13,770	$61,271	$312,541
____________________________

*	Reflects a termination due to death.

(1)	For all NEOs, this amount represents 100% of the executive’s target bonus as of December 31, 2016.

(2)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2016.

(3)
The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options and restricted stock units as of December 31, 2016 that would vest in accordance with the executive officers’ employment agreements, as discussed further below. Values were derived using the closing price of the Company’s common stock on December 31, 2016 of $18.93. PRSUs were not included as their vesting would not accelerate in connection with a termination due to death.

Employment Contracts
Aselage Employment Agreement
On March 3, 2015, the Company entered into an Employment Agreement with Mr. Aselage (the “Aselage Employment Agreement”). Pursuant to the terms of the Aselage Employment Agreement, Mr. Aselage will receive an annual base salary, subject to annual adjustment by the Compensation Committee, plus a discretionary annual bonus as determined by the Compensation Committee, with a bonus target currently set at 60% of his base salary. While Mr. Aselage will continue to be employed on an at-will basis, the Aselage Employment Agreement provides that in the event of his termination by the Company without cause or in the event of his termination due to a constructive termination, in exchange for a general release against the Company, Mr. Aselage will be entitled to severance benefits consisting of, among other things, (i) a cash compensation amount equal to his annual base salary plus annual target bonus, multiplied by 1.5, paid in equal installments over a period of 18 months, (ii) payment of the cost of COBRA coverage for a period of up to 18 months and (iii) acceleration of the vesting of all outstanding stock awards such that the amount of shares vested under such stock awards equals the number of shares that would have vested if Mr. Aselage had continued to render services to the Company for 18 months following his separation from service. Additionally, in connection with a change in control of the Company, if Mr. Aselage’s employment with the Company is terminated without cause or in the event of his termination due to a constructive termination, in exchange for a general release against the Company, Mr. Aselage will be entitled to severance benefits consisting of, among other things, (i) a cash compensation amount equal to his annual base salary plus annual target bonus, multiplied by 2, paid in a single lump-sum amount, (ii) payment of the cost of COBRA coverage for a period of up to 24 months and (iii) acceleration of the vesting of all outstanding stock awards such that all outstanding stock awards become fully vested.
McFarlane Employment Agreement
On October 24, 2016, the Company entered into an Employment Agreement with Mr. McFarlane (the “McFarlane Employment Agreement”). Pursuant to the terms of the McFarlane Employment Agreement, Mr. McFarlane will receive an annual base salary, subject to annual adjustment by the Compensation Committee, plus a discretionary annual bonus as determined by the Compensation Committee, with a bonus target currently set at 50% of his base salary. While Mr. McFarlane is employed on an at-will basis, the McFarlane Employment Agreement provides that in the event of his termination by the Company without cause or in the event of his termination due to a constructive termination, in exchange for a general release against the Company, Mr. McFarlane will be entitled to severance benefits consisting of, among other things, (i) a cash compensation amount equal to his annual base salary plus annual target bonus paid in equal installments over a period of 12 months, (ii) payment of the cost of COBRA coverage for a period of up to 12 months and (iii) acceleration of the vesting of all outstanding stock awards such that the amount of shares vested under such stock awards equals the number of shares that would have vested if Mr. McFarlane had continued to render services to the Company for 12 months following his separation from service. Additionally, in connection with a change in control of the Company, if Mr. McFarlane’s employment with the Company is terminated without cause or in the event of his termination due to a constructive termination, in exchange for a general release against the Company, Mr. McFarlane will be entitled to severance benefits consisting of, among other things, (i) a cash compensation amount equal to his annual base salary plus annual target bonus, multiplied by 1.5, paid in a single lump-sum amount, (ii) payment of the cost of COBRA coverage for a period of up to 18 months and (iii) acceleration of the vesting of all outstanding stock awards such that all outstanding stock awards become fully vested.

Clague Employment Agreement
On March 3, 2015, the Company entered into an Employment Agreement with Ms. Clague (the “Clague Employment Agreement”). Pursuant to the terms of the Clague Employment Agreement, Ms. Clague will receive an annual base salary, subject to annual adjustment by the Compensation Committee, plus a discretionary annual bonus as determined by the Compensation Committee, with a bonus target currently set at 50% of her base salary. While Ms. Clague will continue to be employed on an at-will basis, the Clague Employment Agreement provides that in the event of her termination by the Company without cause or in the event of her termination due to a constructive termination, in exchange for a general release against the Company, Ms. Clague will be entitled to severance benefits consisting of, among other things, (i) a cash compensation amount equal to her annual base salary plus annual target bonus paid in equal installments over a period of 12 months, (ii) payment of the cost of COBRA coverage for a period of up to 12 months and, (iii) acceleration of the vesting of all outstanding stock awards such that the amount of shares vested under such stock awards equals the number of shares that would have vested if Ms. Clague had continued to render services to the Company for 12 months following her separation from service. Additionally, in connection with a change in control of the Company, if Ms. Clague’s employment with the Company is terminated without cause or in the event of her termination due to a constructive termination, in exchange for a general release against the Company, Ms. Clague will be entitled to severance benefits consisting of, among other things, (i) a cash compensation amount equal to her annual base salary plus annual target bonus, multiplied by 1.5, paid in a single lump-sum amount, (ii) payment of the cost of COBRA coverage for a period of up to 18 months and (iii) acceleration of the vesting of all outstanding stock awards such that all outstanding stock awards become fully vested.
DIRECTOR COMPENSATION SUMMARY
The following table shows for the fiscal year ended December 31, 2016 certain information with respect to the compensation of all non-employee directors of the Company who served during 2016:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)(4)	Option Awards ($) (2)(3)(5)	Total ($)
Roy Baynes	$12,500	$70,000	$168,384	$250,884
Timothy Coughlin	$70,000	$32,660	$78,869	$181,529
Cornelius Golding	$62,500	$32,660	$78,869	$174,029
John Kozarich	$62,500	$32,660	$78,869	$174,092
Gary Lyons	$80,625	$32,660	$78,869	$192,154
Jeffrey Meckler	$76,875	$32,660	$78,869	$188,404
_______________________

(1)	Amounts represents fees paid in cash.

(2)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the equity awards.

(3)
Awards granted during 2016 are computed in accordance ASC 718. These amounts do not reflect the actual economic value that will be realized by the director in connection with such equity awards. For a discussion of valuation assumptions, see Note 12 of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(4)
Aggregate number of RSUs outstanding at December 31, 2016 was 4,000 for Dr. Baynes, 15,333 for Mr. Coughlin, 8,666 for Mr. Golding, 15,333 for Mr. Kozarich, 8,666 for Mr. Lyons and 8,666 for Mr. Meckler.

(5)
Aggregate number of stock options outstanding at December 31, 2016 was 16,000 for Dr. Baynes, 48,000 for Mr. Coughlin, 53,000 for Mr. Golding, 48,000 for Mr. Kozarich, 56,000 for Mr. Lyons and 56,000 for Mr. Meckler.

Non-Employee Director Compensation Program
Our Board of Directors adopted a compensation policy for fiscal 2016 applicable to all of our non- employee directors that provided that each such non-employee director received the following compensation for service on our Board of Directors:

•	an annual cash retainer of $45,000;

•	an additional annual cash retainer of $25,000 for service as chairman of the Board of Directors;

•
an additional annual cash retainer of $10,000 for service as a member of the Audit Committee ($20,000 for service as the chairman of the Audit Committee), $7,500 for service as a member of the Compensation Committee ($15,000 for service as the chairman of the Compensation Committee), and $5,000 for service as a member of the Nominating / Corporate Governance Committee ($10,000 for service as the chairman of the Nominating / Corporate Governance committee);

•	upon first joining our Board of Directors, an automatic initial grant of an option to purchase 16,000 shares of our common stock and 4,000 restricted shares of common stock; and

•
for each non-employee director whose term continues on the date of our annual meeting each year, an automatic annual grant of an option to purchase 8,000 shares of our common stock and 2,000 restricted shares of common stock.

For fiscal 2017, the non-employee director compensation program remained the same, except that the automatic initial grant was increased to an option to purchase 17,500 shares of our common stock and 4,375 restricted shares of common stock, and the automatic annual grant was increased to an option to purchase 10,000 shares of our common stock and 2,500 restricted shares of common stock.
Each of the initial equity grants under our director compensation policy described above vests over a three year period following the date of grant, subject to the director continuing to provide services to us during such period. Each of the annual equity grants under our director compensation policy described above vests over a one year period following the date of grant, subject to the director continuing to provide services to us during such period. Upon a Change in Control (as defined in the Company’s 2015 Equity Incentive Plan, as the same may be amended from time-to-time) in connection with which the service of a non-employee director as a member of the Board ceases, the vesting of all director awards then-held by such non-employee director shall accelerate in full and become 100% vested upon the consummation of such Change in Control.
TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures
We have adopted a related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
Certain Relationships and Related Party Transactions
Except as disclosed below, since January 1, 2016, there has not been, nor is there any proposed transaction where we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements and transactions which are described in “Employment Contracts and Termination of Employment and Change of Control Arrangements” and the transactions described below. We believe that the agreements and transactions described below were generally on terms that were comparable to terms we could have obtained from unaffiliated third parties.
Elizabeth Aselage, the daughter of Stephen Aselage, our CEO, is an employee of the Company. For the 2016 fiscal year, Ms. Aselage was paid an aggregate salary and bonus of $76,414, and participated in the Company’s employee benefits plans, which are generally available to all Company employees. Additionally, the Company awarded Ms. Aselage 2,000 stock options in May 2016, with a strike price of $16.23 per share and a total grant date fair value of $39,192, calculated in accordance with ASC 718. On February 7, 2017, the Company awarded Ms. Aselage 1,000 RSUs, with a total grant date fair value of $20,310, calculated in accordance with ASC 718.

PROPOSAL 5
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected BDO USA, LLP (“BDO”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of BDO as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Vote Required
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2016 and 2015 by BDO. All fees described below were pre-approved by the Audit Committee.

	2016	2015
Audit Fees (1)	$721,000	$816,000
Tax Fees (2)	220,328	257,000
All Other Fees (3)	—	—
Total	$941,328	$1,073,000
_________________________

(1)
Fees for audit services billed or to be billed for fiscal 2016 and 2015 consisted of the annual audit of the Company’s consolidated financial statements, review of registration statements, the interim reviews of the quarterly consolidated financial statements, and normal, recurring accounting consultations.

(2)	Fees for tax services billed or to be billed for the years ended December 31, 2016 and 2015 consisted of financial tax planning and consultations and tax compliance.

(3)	There were no other fees for professional services rendered by the Company’s independent registered accountants for the years ended December 31, 2016 and 2015.
Pre-Approval Policies and Procedures
Our Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. Our Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm, other than de minimis non- audit services, and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation. Our Audit Committee pre-approved all such audit and permitted non-audit services in 2016.
The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of BDO and has concluded that the provision of such services is compatible with maintaining the independence of the firm. All of the services rendered by BDO were pre-approved by the Audit Committee in accordance with the Audit Committee pre-approval procedures described above.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Retrophin, Inc. stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Retrophin, Inc. Direct your written request to Retrophin, Inc., Attn: Secretary, 3721 Valley Centre Drive, Suite 200, San Diego, California 92130. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Elizabeth E. Reed
Elizabeth E. Reed
General Counsel and Secretary
April 13, 2017
A copy of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2016 is available without charge upon written request to: Secretary, Retrophin, Inc., 3721 Valley Centre Drive, Suite 200, San Diego, California 92130.

Appendix A
Retrophin, Inc.
2015 Equity Incentive Plan
Adopted by the Board of Directors: April 16, 2015
Approved by the Stockholders: June 8, 2015
Amended by the Board of Directors: March 21, 2016
Amendment Approved by the Stockholders: May 18, 2016
Amended by the Board of Directors: April 10, 2017
Amendment Approved by the Stockholders:

1	General.
(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Retrophin, Inc. 2014 Incentive Compensation Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards may be granted under the Prior Plan. Any unallocated shares remaining available for issuance pursuant to the exercise of options or issuance or settlement of stock awards not previously granted under the Prior Plan as of 12:01 a.m. Pacific time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time and will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for issuance pursuant to Stock Awards granted hereunder. In addition, from and after 12:01 a.m. Pacific time on the Effective Date, all outstanding stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement; or (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares (the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be subject to the terms of this Plan.
(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards under the Plan.
(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2	Administration.
(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii) To settle all controversies regarding the Plan and Awards granted under it.
(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).
(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent except as provided in subsection (viii) below.
(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.
(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.
(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix) To appoint such agents as the Board may deem necessary or advisable to administer the Plan.
(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(c) Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.
(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.
(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Option, SAR, or other Award under the Plan, or (ii) cancel any outstanding Option, SAR, or other Award that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.
(g) Minimum Vesting Requirements. Except as provided in Section 9, no Full Value Award will vest until at least twelve (12) months following the date of grant of such Award; provided, however, that up to five percent (5%) of the Share Reserve (as defined in Section 3(a)) may be subject to Full Value Awards that do not meet such vesting requirements.

3	Shares Subject to the Plan.
(a) Share Reserve.
(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) 3,612,710 shares, which number is equal to the sum of (I) 612,710 shares subject to the Prior Plan’s Available Reserve on the Effective Date (II) an additional 1,400,000 shares that were approved by the Company’s stockholders on June 8, 2015, and (III) and additional 1,600,000 shares that were approved by the Company’s stockholders on May 18, 2016, and (IV) an additional 1,800,000 new shares, plus (B) the Returning Shares, if any, which become available for grant under the Plan from time to time (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).
(ii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(iii) Subject to subsection 3(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) 2.0 shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award granted after March 21, 2016.

(b) Reversion of Shares to the Share Reserve.
(i) Shares Available For Subsequent Issuance. If (A) any shares of Common Stock subject to a Stock Award are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or is settled in cash (i.e., the Participant receives cash rather than stock), or (B) any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, such shares will again become available for issuance under the Plan. Notwithstanding the foregoing, to the extent (A) there is issued a share of Common Stock pursuant to a Stock Award that counted as 2.0 shares against the number of shares available for issuance under the Plan (B) any Returning Shares granted under the Prior Plan pursuant to an award other than an option or stock appreciation right, and such share of Common Stock becomes available for issuance under the Plan after March 21, 2016 pursuant to Section 1(a), Section 3(a) or this Section 3(b)(i), then the number of shares of Common Stock available for issuance under the Plan shall increase by 2.0 shares.
(ii) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant will not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(h) with respect to a Stock Award will not again become available for issuance under the Plan.
(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 8,000,000 shares of Common Stock.
(d) Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply.
(i) A maximum of 1,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any fiscal year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any fiscal year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.
(ii) A maximum of 1,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one fiscal year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).
(iii) A maximum of $2,000,000 may be granted as a Performance Cash Award to any one Participant during any one fiscal year.
(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
 (f)    Non-Employee Director Aggregate Compensation Limit.  The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $[1,000,000] in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such period, $[1,500,000] in total value, in each case calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes.

4	Eligibility.
(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.
(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5	Provisions Relating to Options and Stock Appreciation Rights.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.
(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i) by cash, check, bank draft or money order payable to the Company;
(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise the Participant’s Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such

Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service and be forfeited, and the Participant will be prohibited from exercising the Participant’s Option or SAR from and after the time of such termination of Continuous Service.
(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from the employee’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6	Provisions of Stock Awards Other than Options and SARs.
(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common

Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c) Performance Awards.
(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the Participant’s completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction or any completion of any Performance Goals, shares subject to Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of any further considerations as the Committee, in its sole discretion, will determine.
(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7	Covenants of the Company.
(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8	Miscellaneous.
(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.
(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that the Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k) Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements will be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount will be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.
(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9	Adjustments upon Changes in Common Stock; Other Corporate Events.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b) Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.
(c) Transactions. The following provisions will apply to Stock Awards in the event of a Transaction. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction, and provided that the Board may take the actions described in Sections 9(c)(iii) through 9(c)(vi) only if the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not consent to the actions in Sections 9(c)(i) and 9(c)(ii):
(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;
(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration or no consideration as the Board, in its sole discretion, may consider appropriate; and
(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies. The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a termination of Continuous Service in connection with a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10	Plan Term; Earlier Termination or Suspension of the Plan.
(a) The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11	Effective Date of Plan.
This Plan will become effective on the Effective Date.

12	Choice of Law.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13	Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(d) “Board” means the Board of Directors of the Company.
(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(f) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s commission of an act of fraud, embezzlement or other act of dishonesty that could reflect adversely on the integrity, character or reputation of the Company, or that would cause harm to its customer relations, operations or business prospects; (ii) the Participant’s breach of a fiduciary duty owed to the Company; (iii) the Participant’s violation or threatening to violate a restrictive covenant agreement, such as a non-compete, non-solicit, or non-disclosure agreement, between a Participant and the Company; (iv) the Participant’s unauthorized disclosure or use of confidential information or trade secrets; (v) the Participant’s violation of any lawful policies or rules of the Company, including any applicable code of conduct; (vi) the Participant’s conviction of, or plea of nolo contendere to, any felony if such conviction or plea (a) results in such Person’s imprisonment, (b) could reflect adversely on the integrity, character or reputation of the Company or (c) would cause harm to the Company’s customer relations, operations or business prospects; (vii) the Participant’s failure to reasonably cooperate in any investigation or proceeding concerning the Company; or (viii) the Participant’s neglect or misconduct in the performance of the Participant’s duties and responsibilities, provided that he or she did not cure such neglect or misconduct within ten (10) days after the Company gave written notice of such neglect or misconduct to such Participant. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.
(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(i) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(j) “Common Stock” means the common stock of the Company.
(k) “Company” means Retrophin, Inc., a Delaware corporation.
(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.
(p) “Director” means a member of the Board.
(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(r) “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware, has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass- through entity) will not be considered a “Dissolution” for purposes of the Plan.
(s) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in calendar year 2015 provided the Plan is approved by the Company’s stockholders at such meeting.
(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(u) “Entity” means a corporation, partnership, limited liability company or other entity.
(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(y) “Full Value Award” means a Stock Award that is not an Option or SAR with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date of grant.
(z) “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ii) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(jj) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(ll) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(mm) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) pre-clinical development related compound goals; (34) financing; (35) regulatory milestones, including approval of a compound; (36) stockholder liquidity; (37) corporate governance and compliance; (38) product commercialization; (39) intellectual property; (40) personnel matters; (41) progress of internal research or clinical programs; (42) progress of partnered programs; (43) implementation or completion of projects and processes; (44) partner satisfaction; (45) budget management; (46) clinical achievements; (47) completing phases of a clinical study (including the treatment phase); (48) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (49) timely completion of clinical trials; (50) submission of INDs and NDAs and other regulatory achievements; (51) partner or collaborator achievements; (52) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (53) research progress, including the development of programs; (54) investor relations, analysts and communication; (55) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (56) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (57) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (58) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); (59) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; and (60) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.
(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item.
(oo) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(pp) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(qq) “Plan” means this Retrophin, Inc. 2015 Equity Incentive Plan, as it may be amended from time to time.
(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ww) “Rule 405” means Rule 405 promulgated under the Securities Act.
(xx) “Rule 701” means Rule 701 promulgated under the Securities Act.
(yy) “Securities Act” means the Securities Act of 1933, as amended.
(zz) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(aaa) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(bbb) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(ccc) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ddd) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(eee) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
(fff) “Transaction” means a Corporate Transaction or a Change in Control.

Appendix B

Retrophin, Inc.
2017 Employee Stock Purchase Plan
Adopted by the Board of Directors: April 10, 2017
Approved by the Stockholders:

1.	General; Purpose.
(a)The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.
(b)The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	Administration.
(a)The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine when and how Purchase Rights will be granted and the provisions of each Offering (which need not be identical).
(ii)To designate from time to time which Related Corporations will be eligible to participate in the Plan.
(iii)To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.
(iv)To settle all controversies regarding the Plan and Purchase Rights.
(v)To amend the Plan at any time as provided in Section 12.
(vi)To suspend or terminate the Plan at any time as provided in Section 12.
(vii)Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.
(viii)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.
(c)The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to the Board in this Plan and in any applicable Offering Document will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d)All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	Shares of Common Stock Subject to the Plan.
(a)Subject to Section 11(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued under the Plan will not exceed three hundred eighty thousand (380,000) shares of Common Stock, plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of up to nine (9) years, commencing on January 1, 2018 and ending on (and including) January 1, 2026, in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, and

(ii) three hundred thousand (300,000) shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.
(b)If any Purchase Right terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.
(c)The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	Grant of Purchase Rights; Offering.
(a)The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.
(b)If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.
(c)The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on any Purchase Date during an Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately following the purchase of shares of Common Stock on such Purchase Date, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering that begins immediately after such Purchase Date.

5.	Eligibility.
(a)Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two (2) years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.
(b)The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i)the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii)the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and
(iii)the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.
(c)No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.
(d)As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e)Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.	Purchase Rights; Purchase Price.
(a)On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.
(b)The Board will establish one (1) or more Purchase Dates during an Offering on which Purchase Rights granted pursuant to that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.
(c)In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant pursuant to such Offering, (ii) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iv) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.
(d)The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will not be less than the lower of:
(i)an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or
(ii)an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	Participation; Withdrawal; Termination.
(a)An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions on or after the Offering Date. To the extent provided in the Offering, a Participant may thereafter decrease (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash or check prior to a Purchase Date.
(b)During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest. A Participant’s withdrawal from an Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.
(d)Purchase Rights will not be transferable by a Participant except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.
(e)Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on Contributions.

8.	Exercise of Purchase Rights.
(a)On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.
(b)If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest.
(c)No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date will not be delayed more than twelve (12) months and the Purchase Date will in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.	Covenants of the Company.
The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.	Designation of Beneficiary.
(a)The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.
(b)If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	Adjustments upon Changes in Common Stock; Corporate Transactions.
(a)In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a); (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights; and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.
(b)In the event of a Corporate Transaction, (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue outstanding Purchase Rights or does not substitute similar rights for outstanding Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under such Purchase Rights, and such Purchase Rights will terminate immediately after such purchase.

12.	Amendment, Suspension or Termination of the Plan.
(a)The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.
(b)The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(c)Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the Adoption Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.
Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.	Effective Date of Plan.
The Plan will become effective on the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the Adoption Date (or if required under Section 12(a), the date of any material amendment of the Plan).

14.	Miscellaneous Provisions.
(a)Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
(c)The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.
(d)The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

15.	Definitions.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“Adoption Date” means April 10, 2017, which is the date the Plan was adopted by the Board.
(b)“Board” means the Board of Directors of the Company.
(c)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(d)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(e)“Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).
(f)“Common Stock” means the common stock of the Company.
(g)“Company” means Retrophin, Inc., a Delaware corporation.
(h)“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.
(i)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;
(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(j)“Director” means a member of the Board.
(k)“Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2017, provided that this Plan is approved by the Company’s stockholders at such meeting.
(l)“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(m)“Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(n)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(p)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.
(iii)In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.
(q)“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.
(r)“Offering Date” means a date selected by the Board for an Offering to commence.
(s)“Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.
(t)“Participant” means an Eligible Employee who holds an outstanding Purchase Right.
(u)“Plan” means this Retrophin, Inc. 2017 Employee Stock Purchase Plan.
(v)“Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.
(w)“Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
(x)“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(y)“Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(z)“Securities Act” means the Securities Act of 1933, as amended.
(aa)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%). For purposes of the foregoing clause (i), the Company will be deemed to “Own” or have “Owned” such securities if the Company, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ab)“Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed (including, but not limited to, the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto) is open for trading.

PROXY
RETROPHIN, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
The undersigned hereby constitutes and appoints Stephen Aselage and Elizabeth Reed, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Retrophin, Inc. (the “Company”) in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at the Company’s corporate headquarters located at 3721 Valley Centre Drive, Suite 200, San Diego, California 92130, on May 17, 2017, at 8:00 a.m. local time, and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held May 17, 2017
The Proxy Statement and our Annual Report
are available at: http://www.viewproxy.com/retrophin/2017

Please mark your votes like this	☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 and 5.
Proposal 1 – To elect eight directors to serve for a term of one year.
Nominees:		FOR ALL	WITHHOLD AUTHORITY FOR ALL All	FOR ALL EXCEPT
(01) Stephen Aselage (02) Timothy Coughlin (03) Roy Baynes (04) John Kozarich	(05) Gary Lyons (06) Jeffrey Meckler (07) John A. Orwin (08) Ron Squarer
		☐	☐	☐

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Proposal 2 – To approve the Company’s 2015 Equity Incentive Plan, as amended, to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 1,800,000;
	☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal 3 – To approve the Company's 2017 Employee Stock Purchase Plan;
	☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal 4 – To approve, on an advisory basis, the compensation of the Company’s named executive officers;
	☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal 5 – To ratify the selection of BDO USA LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

I plan to attend the Annual Meeting ☐

Date				, 2017

Signature

Signature

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

CONTROL NUMBER

▲FOLD AND DETACH HERE AND READ THE REVERSE SIDE▲
As a stockholder of Retrophin, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 16, 2017.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS
Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com /RTRX Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.